                                                                   EXHIBIT 99(b)


                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 25, 2002

                                      AMONG

                            TEXAS PETROCHEMICALS LP,
                                   AS COMPANY,

                      TEXAS PETROCHEMICALS HOLDINGS, INC.,
                                TPC HOLDING CORP
                    PETROCHEMICALS PARTNERSHIP HOLDINGS, INC.
                           as additional Loan Parties

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                           CREDIT SUISSE FIRST BOSTON,
                             AS ADMINISTRATIVE AGENT

                                       AND

                         REGIMENT CAPITAL ADVISORS, LLC,
                             AS DOCUMENTATION AGENT







                           CREDIT SUISSE FIRST BOSTON,
                                   AS ARRANGER


                                TABLE OF CONTENTS

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

                                                                                                             Page No.
                                                                                                             --------
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Section 1.        DEFINITIONS....................................................................................2

         1.1      Certain Defined Terms..........................................................................2

         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement............31

         1.3      Other Definitional Provisions and Rules of Construction.......................................31

Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS....................................................32

         2.1      Commitments; Making of Loans; the Register; Notes.............................................32

         2.2      Interest on the Loans.........................................................................34

         2.3      Fees..........................................................................................36

         2.4      Repayments, General Provisions Regarding Payments; Application of Proceeds of
                  Collateral and Payments Under Parent Guaranty.................................................36

         2.5      Use of Proceeds...............................................................................42

         2.6      Intentionally Deleted.........................................................................42

         2.7      Increased Costs; Taxes; Capital Adequacy......................................................42

         2.8      Statement of Lenders; Obligation of Lenders to Mitigate.......................................46

         2.9      Replacement of a Lender.......................................................................47

Section 3.        Intentionally Deleted.........................................................................47

Section 4.        CONDITIONS TO LOANS...........................................................................47

         4.1      Conditions to Term Loans......................................................................47

Section 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES......................................................54

         5.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.................54

         5.2      Authorization of Borrowing, etc...............................................................55

         5.3      Financial Condition...........................................................................56

         5.4      No Material Adverse Change; No Restricted Payments............................................56

         5.5      Title to Properties; Liens; Real Property; Intellectual Property..............................57

         5.6      Litigation; Adverse Facts.....................................................................58

         5.7      Payment of Taxes..............................................................................59

         5.8      Performance of Agreements; Material Contracts.................................................59

         5.9      Governmental Regulation.......................................................................59


                                       i
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         5.10     Securities Activities.........................................................................59

         5.11     Employee Benefit Plans........................................................................60

         5.12     Certain Fees..................................................................................61

         5.13     Environmental Protection......................................................................61

         5.14     Employee and Labor Matters....................................................................63

         5.15     Solvency......................................................................................63

         5.16     Matters Relating to Collateral................................................................63

         5.17     Disclosure....................................................................................64

         5.18     Subordinated Indebtedness.....................................................................65

         5.19     Additional Representations and Warranties.....................................................65

Section 6.        COVENANTS.....................................................................................66

         6.1      Payment Of Loans..............................................................................66

         6.2      SEC Reports...................................................................................67

         6.3      Limitation on Indebtedness....................................................................67

         6.4      Limitations on Subsidiaries...................................................................69

         6.5      Limitation on Restricted Payments.............................................................69

         6.6      Limitation on Restrictions on Distributions From Subsidiaries.................................72

         6.7      Limitation on Sales of Assets and Subsidiary Stock............................................73

         6.8      Limitation on Affiliate Transactions..........................................................74

         6.9      Limitation on The Sale or Issuance of Capital Stock of Subsidiaries...........................75

         6.10     Prohibition on Mergers and Liens..............................................................75

         6.11     Existence, etc................................................................................75

         6.12     Payment of Taxes and Claims...................................................................76

         6.13     Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation
                  Proceeds......................................................................................76

         6.14     Compliance with Laws, etc.....................................................................80

         6.15     Environmental Matters.........................................................................80

         6.16     Additional Subsidiaries.......................................................................83

         6.17     Matters Relating to Additional Real Property Collateral.......................................83

         6.18     Cash Management Systems.......................................................................84

         6.19     Further Instruments and Acts..................................................................84

         6.21     Covenants regarding Books and Records, Inspection Rights, etc.................................85


                                       ii
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         6.22     Consolidated Capital Expenditures.............................................................86

         6.23     Modifications of Other Agreements.............................................................86

         6.24     Reporting Requirements........................................................................87

         6.25     Post Closing Covenants........................................................................92

Section 7.        FINANCIAL COVENANTS...........................................................................93

         7.1      Fixed Charge Coverage Ratio...................................................................93

         7.2      Senior Secured Leverage Ratio.................................................................93

Section 8.        EVENTS OF DEFAULT.............................................................................94

         8.1      Failure to Make Payments When Due.............................................................94

         8.2      Default in Other Agreements...................................................................94

         8.3      Breach of Certain Covenants...................................................................95

         8.4      Breach of Warranty............................................................................95

         8.5      Other Defaults Under Loan Documents...........................................................95

         8.6      Involuntary Bankruptcy; Appointment of Receiver, etc..........................................95

         8.7      Voluntary Bankruptcy; Appointment of Receiver, etc............................................96

         8.8      Judgments and Attachments.....................................................................96

         8.9      Dissolution...................................................................................96

         8.10     Employee Benefit Plans........................................................................96

         8.11     Change of Control.............................................................................97

         8.12     Invalidity of Loan Documents; Failure of Security; Repudiation of Obligations.................97

         8.13     Conduct of Business By Holding Co., GP Parent and Limited Partner.............................97

         8.14     Injunctions...................................................................................97

         8.15     Material Damage, Cessation of Business, Loss of License etc...................................97

Section 9.        ADMINISTRATIVE AGENT..........................................................................98

         9.1      Appointment...................................................................................98

         9.2      Powers and Duties; General Immunity..........................................................100

         9.3      Independent Investigation by Lenders; No Responsibility For Appraisal of
                  Creditworthiness.............................................................................102

         9.4      Right to Indemnity...........................................................................102

         9.5      Successor Administrative Agent...............................................................102

         9.6      Collateral Documents and Parent Guaranty.....................................................103

         9.7      Duties of Other Agents.......................................................................103

                                      iii
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         9.8      Administrative Agent May File Proofs of Claim................................................104

Section 10.       MISCELLANEOUS................................................................................105

         10.1     Successors and Assigns; Assignments and Participations in Loans..............................105

         10.2     Expenses.....................................................................................108

         10.3     Indemnity....................................................................................109

         10.4     Set-Off; Security Interest in Deposit Accounts...............................................110

         10.5     Ratable Sharing..............................................................................111

         10.6     Amendments and Waivers.......................................................................111

         10.7     Independence of Covenants....................................................................112

         10.8     Notices; Effectiveness of Signatures.........................................................112

         10.9     Survival of Representations, Warranties and Agreements.......................................113

         10.10    Failure or Indulgence Not Waiver; Remedies Cumulative........................................113

         10.11    Marshalling; Payments Set Aside..............................................................114

         10.12    Severability.................................................................................114

         10.13    Obligations Several; Independent Nature of Lenders' Rights; Damage Waiver....................114

         10.14    Release of Security Interest or Parent Guaranty..............................................114

         10.15    Applicable Law...............................................................................115

         10.16    Construction of Agreement; Nature of Relationship............................................115

         10.17    Consent to Jurisdiction and Service of Process...............................................115

         10.18    Waiver of Jury Trial.........................................................................116

         10.19    Confidentiality..............................................................................117

         10.20    Counterparts; Effectiveness..................................................................118

         10.21    Designated Senior Indebtedness...............................................................118

Signature pages                                                                                                S-2

                                    EXHIBITS



                  I        FORM OF NOTICE OF BORROWING

                  II       FORM OF TERM NOTE

                  III      FORM OF COMPLIANCE CERTIFICATE

                  IV       FORM OF OPINION OF COMPANY COUNSEL

                  V        FORM OF OPINION OF O'MELVENY & MYERS LLP

                  VI       FORM OF ASSIGNMENT AGREEMENT

                  VII      FORM OF FINANCIAL CONDITION CERTIFICATE

                  VIII     FORM OF SECURITY AGREEMENT

                  IX       FORM OF PARENT GUARANTY

                  X        FORM OF MORTGAGE

                  XI DESCRIPTIONS OF TERM PRIMARY COLLATERAL, REVOLVER PRIMARY COLLATERAL AND SHARED COLLATERAL

                                    SCHEDULES




                  4.1C    CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT

                  4.1E    FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS

                  4.1K    CLOSING DATE ENVIRONMENTAL REPORTS

                  4.1M    CLOSING DATE MORTGAGED PROPERTIES

                  5.1     SUBSIDIARIES OF THE HOLDING CO.

                  5.1C    BUSINESS OF THE LOAN PARTIES AND THEIR SUBSIDIARIES

                  5.5B    REAL PROPERTY

                  5.5C    INTELLECTUAL PROPERTY

                  5.5D    INSURANCE

                  5.6A    MATERIAL LITIGATION

                  5.6B    ALL LITIGATION

                  5.11    CERTAIN EMPLOYEE BENEFIT PLANS

                  5.13    ENVIRONMENTAL MATTERS

                  5.19A   OPERATING LEASE OBLIGATIONS

                  5.19B   LOCATION OF BANK ACCOUNTS

                  5.19F   ORGANIZATIONAL INFORMATION OF LOAN PARTIES

                  5.19G   TRADENAMES

                  5.19H   LOCATION OF COLLATERAL

                  6.3 INDEBTEDNESS (Part I, Existing Indebtedness and Part II, Capital Leases)

                  6.6     EXISTING LIENS

                  6.7     NON-CORE ASSETS

                  6.22H   EXISTING INVESTMENTS

                             TEXAS PETROCHEMICALS LP

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of November 25, 2002 and entered into by and among TEXAS PETROCHEMICALS LP, a Texas limited partnership ("COMPANY"), TEXAS PETROCHEMICALS HOLDINGS, INC., a Delaware corporation ("HOLDING CO."), TPC HOLDING CORP., a Delaware corporation ("GP PARENT"), PETROCHEMICALS PARTNERSHIP HOLDINGS, INC., a Delaware corporation ("LIMITED PARTNER"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), REGIMENT CAPITAL ADVISORS, LLC, as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT"), and CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"). Initially capitalized terms used in the Recitals without definition are hereafter defined in Section 1 of this Agreement.

                                    RECITALS

                  WHEREAS, Lenders, at the request of the Company, have agreed to extend certain credit facilities to the Company, the proceeds of which will be used (i) to repay up to $35,000,000 of the Company's existing indebtedness under the Existing Credit Agreement (the "REFINANCING"), (ii) to repurchase up to $15,450,000 of face amount of the 11 1/8% Senior Subordinated Notes due 2006 (the "NOTE REPURCHASE"), (iii) to pay certain fees, costs and expenses in connection with this Agreement, the Refinancing and the Note Repurchase (collectively, the "TRANSACTION COSTS"; the Refinancing, the Note Repurchase and the payment of Transaction Costs are collectively referred to as the "TRANSACTIONS"); and (iv) thereafter, to repurchase additional Senior Subordinated Notes to the extent permitted by this Agreement and provide financing for working capital and for other general corporate purposes of the Company and its Subsidiaries;

                  WHEREAS, the Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a Lien on substantially all of its real, personal and mixed property, consisting of a Second Priority Lien on all of the Revolver Primary Collateral and a First Priority Lien on substantially all of the Term Primary Collateral and Shared Collateral; and

                  WHEREAS, Holding Co., GP Parent and Limited Partner have agreed to Guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a Lien on substantially all of their real, personal and mixed property (other than in the case of Holding Co., the Capital Stock of any Unrestricted Subsidiary), consisting of a Second Priority Lien on all of the Revolver Primary Collateral and a First Priority Lien on substantially all of their Term Primary Collateral and Shared Collateral:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company, Holding Co., GP Parent, Limited Partner, Lenders, and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

         1.1 CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.17.

                  "ADDITIONAL MORTGAGES" has the meaning assigned to that term in subsection 6.17.

                  "ADJUSTED EBITDA" means, with respect to any fiscal period, Consolidated Net Income of the Company and its Subsidiaries, plus (a) without duplication and to the extent deducted in the determination of Consolidated Net Income, (i) Consolidated Interest Expense, (ii) the provision for (or minus any benefit from) income taxes of the Company and its Subsidiaries, (iii) depreciation and amortization expense (excluding amortization of turnaround costs paid by the Company or any of its Subsidiaries), (iv) any non-recurring, non-cash losses attributable to the sale of operating divisions or Subsidiaries of the Company, (v) any non-recurring, non-cash extraordinary items reducing Consolidated Net Income, including any losses attributable to the write-down of long-lived assets or impairment of intangibles (excluding any write-down of Inventory), stock based compensation (other than payments made or required to be made to the ESOP), and amortization of financing costs, (vi) any non-cash loss attributable to foreign exchange fluctuations, and (vii) any non-cash loss related to the valuation of derivatives in accordance with SFAS 133 (as amended by SFAS 137 and SFAS 138), minus (b) without duplication and to the extent included in the determination of Consolidated Net Income (i) any gains attributable to the sale of assets outside the ordinary course of business or any operating divisions or Subsidiaries of the Company, (ii) any non-cash gain attributable to foreign exchange fluctuations, (iii) any non-cash gain related to the valuation of derivatives in accordance with SFAS 133 (as amended by SFAS 137 and SFAS 138) and (iv) any other non-cash gains. For the purpose of this definition, a "non-cash loss" is a loss which involves no cash expenditure by the subject Person in the current Fiscal Year and a "non-cash gain" is a gain which involves no cash receipt by the subject Person in the current Fiscal Year. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "AFFILIATE TRANSACTION" has the meaning assigned to that term in subsection 6.8A.

                  "AGENTS" means Administrative Agent, Documentation Agent and other agents appointed in accordance with the terms of this Agreement.

                  "AGREEMENT" means this Credit Agreement dated as of November 25, 2002, as it may be amended, supplemented or otherwise modified from time to time.

                  "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Company or any of its Subsidiaries), or (ii) all or substantially all the assets of any division or line of business of the Company or any of its Subsidiaries or (iii) any other assets of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary (other than, in the case of (i), (ii) and (iii) above, (y) a disposition by a Subsidiary of the Company to the Company of an asset (but not the disposition of a liability) and (z) for purposes of subsection 6.7 only, a disposition that constitutes a Restricted Payment permitted by subsection 6.5 or a disposition specifically excepted from the definition of Restricted Payment); provided, however, that any disposition of assets (other than sales of Inventory) having a fair market value in excess of $500,000 shall be deemed to be outside of the ordinary course of business.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VI annexed hereto.

                  "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Holding Co. or any committee thereof duly authorized to act on behalf of such board.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for a capital lease on the balance sheet of that Person.

                  "CAPITAL LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a Capital Lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt Securities convertible into such equity.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the

United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of Investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Holding Co.; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Holding Co. was approved by a vote of 66-2/3% of the directors of the Holding Co. then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iii) the merger or consolidation of the Holding Co., GP Parent, Limited Partner or Company with or into another Person or the merger of another Person with or into Holding Co., GP Parent, Limited Partner or Company, or the sale of all or substantially all of the assets of the Holding Co., GP Parent, Limited Partner or Company to another Person (in each case other than a Person that is controlled by the Permitted Holders); or

                  (iv) GP Parent ceases to be the sole general partner of the Company; or

                  (v) Limited Partner ceases to be the sole limited partner of the Company; or

                  (vi) all of the issued and outstanding Capital Stock of Limited Partner ceases to be owned by GP Parent; or

                  (vii) all of the issued and outstanding Capital Stock of GP Parent ceases to be owned by Holding Co; or

                  (viii) a "Change of Control" (as such is defined therein) occurs under the Revolving Credit Agreement, the Senior Subordinated
         Note Indenture or the Senior Discount Note Indenture.

                  "CLOSING DATE" means the Business Day on or before November 30, 2002 on which all of the conditions precedent set forth in subsection 4.1 have been satisfied or waived and the initial Loans are made.

                  "CLOSING DATE MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 4.1M.

                  "CLOSING DATE MORTGAGES" has the meaning assigned to that term in subsection 4.1M.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock ) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCOUNT" means a deposit account in the name of the Company at a financial institution reasonably acceptable to Administrative Agent and Documentation Agent in which Administrative Agent, for the benefit of the Term Lenders, has a First Priority perfected security interest securing the Obligations.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Control Agreements, if any, and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any Collateral of such Loan Party as security for the Obligations or to enable the Administrative Agent to exercise its rights under such Lien.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit III annexed hereto.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries and (ii) all pollution emission credits and similar credits purchased by the Company and its Subsidiaries, except to the extent that such pollution emission credits and similar credits are treated as an operating expense in which case they shall not constitute "Consolidated Capital Expenditures" hereunder. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to, without duplication, (i) the sum of (a) Adjusted EBITDA (determined by adding back thereto any amount deducted in the calculation of Consolidated Net Income that was paid, incurred or accrued in violation of any of the provisions of this Agreement), (b) the amount of any refund received by the Holding Co. or any of its Subsidiaries (other than any Unrestricted Subsidiary) during such Fiscal Year on taxes paid by the Holding Co. or any of its Subsidiaries (other than any Unrestricted Subsidiary), (c) cash dividends, cash interest and other similar cash payments received by the Company and its Subsidiaries during such period in respect of investments to the extent not included in Consolidated Net Income to determine Adjusted EBITDA for such period, and (d) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Adjusted EBITDA for such period, minus (ii) for the same corresponding period, the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of principal of Consolidated Total Debt (excluding the Note Repurchase but including other repurchases of the Senior Subordinated Notes made in accordance with the terms of this Agreement) other than any repayments of the Revolving Credit Facility except to the extent of a corresponding permanent reduction in the Revolving Commitment thereunder, plus (b) Net Capital Expenditures, plus (c) Consolidated Interest Expense actually paid in cash, plus
(d) the provision for current taxes based on income of the Company and its Subsidiaries and payable in Cash with respect to such period to the extent not deducted in determining Adjusted EBITDA plus (e) any payments, distributions or advances made by the Company or its Subsidiaries to Holding Co. pursuant to the Tax Sharing Agreement or as Restricted Payments, in each case, in accordance with the terms of this Agreement net of any payments, distributions or advances made by the Holding Co. to the Parent or any of its Subsidiaries.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense, without duplication, of the Company and its consolidated Subsidiaries determined in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its Subsidiaries on a consolidated basis; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Subsidiary of the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below) and (B) Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Subsidiary to the extent that such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause) and (B) Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss by the Company or any of its consolidated Subsidiaries realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses and (vi) any gains realized in connection with any repurchase of Indebtedness.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, without duplication, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the obligees will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTROL AGREEMENT" means an agreement, satisfactory in form and substance to Administrative Agent and executed by the financial institution at which a Deposit Account is maintained, pursuant to which such financial institution confirms and acknowledges Administrative Agent's security interest in such Deposit Account, and agrees that the financial institution will comply with instructions originated by Administrative Agent as to disposition of funds in the Deposit Account, without further consent by Company or any Subsidiary and waives its right to set off with respect to amounts in the Deposit Account, subject to any rights of the Revolving Lenders in the case of Revolver Primary Collateral.

                  "CSFB" has the meaning assigned to that term in the introduction to this Agreement.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                  "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to September 1, 2008.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or
(2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an

"accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual or other funds and lease financing companies; provided that neither Company nor any Affiliate of the Company shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Company or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Company or any of its Subsidiaries or any predecessor in interest.

                  "ENVIRONMENTAL INDEMNITY" has the meaning assigned to that term in subsection 4.1M(vii).

                  "ENVIRONMENTAL LAWS" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, guidance documents, Governmental Authorizations, rules, ordinances, or any other requirements of any Government Authority relating to imposing liability or establishing standards of conduct for protection of the environment or with respect to Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA, (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization or insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multi-employer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or the termination, insolvency, or reorganization of a Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

                  "ESOP" means the Company's Employee Stock Ownership Plan.

                  "ESOP OFFSET" means the amount by which the payments made by the Company pursuant to subsection 6.5B(ii) of this Agreement in any Fiscal Year exceed $3,000,000 in the aggregate for such Fiscal Year.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCESS AVAILABILITY" means, as of any date of determination,
(i) the amount of Revolving Availability (after giving effect to all sublimits and reserves applicable under the Revolving Credit Agreement), minus (ii) the Aggregate Revolver Outstandings (as defined in the Revolving Credit Agreement as in effect on the date hereof), plus (iii) the aggregate amount of cash and Cash Equivalents of the Company, to the extent the use of such cash and Cash Equivalents is not restricted and the Company may readily use such cash and Cash Equivalents to pay its obligations as they become due, minus (iv) the aggregate amount, if any, of all trade payables of the Company aged in excess of 50 days from their respective due dates and all book overdrafts in excess of their historical practices with respect thereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of June 30, 2000 among the Company, GP Parent, Limited Partner and The Chase Manhattan Bank, the lenders party from time to time thereto, and the other agents named therein, as amended to date.

                  "EXTRAORDINARY RECEIPTS" means any cash received by any Loan Party or any of the Company's Subsidiaries not in the ordinary course of business (and not consisting of Net Available Cash, Net Cash Proceeds, Net Insurance/Condemnation Proceeds or Consolidated Excess Cash Flow), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments, (vii) any purchase price adjustment received in connection with any purchase agreement and (viii) awards or other compensation paid to any Loan Party or any of the Company's Subsidiaries by (or guaranteed by) any Governmental Authority in connection with any change in legislation affecting the business of the Company or any of its Subsidiaries.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral (other than the Revolver Primary Collateral) pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances) and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of the Loan Parties and the Company's Subsidiaries ending on June 30 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FIXED CHARGE COVERAGE RATIO" means, as of the end of any Fiscal Quarter, determined for the preceding four Fiscal Quarters then ended, the ratio of Adjusted EBITDA to Fixed Charges.

                  "FIXED CHARGES" means, with respect to any period, without duplication, the sum of the following with respect to the Company and its Subsidiaries (a) interest on Indebtedness actually paid in cash during such period, (b) federal, state, local, and foreign income taxes paid in cash net of refunds and reimbursements, (c) Net Capital Expenditures, (d) scheduled principal payments of Indebtedness, and (e) any Restricted Payments by the Company or any of its Subsidiaries (other than any Unrestricted Subsidiaries) other than (i) Restricted Payments made in Capital Stock of the Person making such Restricted Payment, (ii) Restricted Payments made by the Company to the ESOP in accordance with the terms of this Agreement to the extent that Consolidated Net Income for such period was reduced for such Restricted Payments, and (iii) Restricted Payments made by the Company to prepay, redeem or repurchase the Senior Subordinated Notes in accordance with subsection 6.5(vii).

                  "FLOOD HAZARD PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN PLAN" means any benefit plan established or maintained outside of the United States which a Loan Party maintains, sponsors, or to which such Person has any obligation or liability and which provides or otherwise makes available retirement or deferred benefits of any kind whatsoever to employees.

                  "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDED DEBT", as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

                  "FUNDING AND PAYMENT ACCOUNT" means the account specified in the payment instructions appearing below Administrative Agent's signature hereto or at the account designated as such in any other written notice delivered by Administrative Agent to the Company and each Lender.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or
(ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to the Company and each Lender.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

                  "GP PARENT" means TPC Holding Corp., a Delaware corporation.

                  "GUARANTORS" means Holding Co., the GP Parent and the Limited Partner.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "HAZARDOUS MATERIALS" means without regard to amount and/or concentration (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means any and all transactions, agreements, or documents now existing or hereafter entered into, which provide for an interest rate, credit, commodity, or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging a Person's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations, or commodity prices.

                  "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Hedge Agreement.

                  "HIGHEST LAWFUL RATE" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "HOLDING CO." means Texas Petrochemical Holdings, Inc., a Delaware corporation.

                  "HOUSTON FACILITY" means the Company's plant located at 8600 Park Place Boulevard, Houston, Texas 77017, together with all land owned or leased by the Company adjacent or in proximity thereto, all improvements or additions to such plant or land, including docks, pipelines and facilities for traincar and truck service, all equipment, catalysts and other items used in the production, processing, purification, finishing, extraction, hydrogenation, dehydrogenation, dimerization, oxo-dehydrogenation, back-cracking, skeletal isomerization or fractionation of chemical products, feedstocks or intermediaries.

                  "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication),

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accounts arising in the ordinary course of business and not outstanding for more than 90 days after the date such payable was created);

                  (iv) obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (v) obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (vii) obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

                  (x) the present value (discounted at the Base Rate (as such term is defined in the Revolving Credit Agreement)) of lease payments under synthetic leases.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any Contingent Obligations at such date. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.


                  "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated of even date herewith between Bank of America, N.A., as administrative agent under the Revolving Credit Agreement and Administrative Agent and consented to by the Loan Parties pursuant to that certain Consent of Debtor and Agreement to be Bound dated of even date herewith made by the Loan Parties.

                  "INTEREST PAYMENT DATE" means with respect to any Loan, the last Business Day of each calendar month of each year, commencing on the first such date to occur after the Closing Date.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed solely to protect Company or any of its Subsidiaries against fluctuations in interest rates.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" has the meaning given such term in the Security Agreement.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are payable in accordance with customary trade terms and are recorded as accounts receivable on the balance sheet of the Person making the advance or loan in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

                  "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "LANDLORD CONSENT AND ESTOPPEL", with respect to any Leasehold Property, means a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent and Documentation Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent for the benefit of the Lenders,
(i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to such other matters relating to such Leasehold Property as Administrative Agent and Documentation Agent may reasonably request.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than the Company's headquarters located at Three Riverway, Suite 1500, Houston, Texas 77056.

                  "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "LIMITED PARTNER" means Petrochemical Partnership Holdings, Inc., a Delaware corporation.

                  "LOAN" or "LOANS" means one or more of the Term Loans.

                  "LOAN DOCUMENTS" means this Agreement, the Term Notes, the Parent Guaranty, the Collateral Documents and the Intercreditor Agreement and any other instruments, certificates, agreements or other documents executed and delivered pursuant hereto or thereto otherwise evidencing or securing any Loan or other Obligation.

                  "LOAN PARTY" means each of the Holding Co., the GP Parent, the Limited Partner and the Company and "LOAN PARTIES" means all such Persons, collectively.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company on an individual basis or the Loan Parties taken as a whole or (ii) the impairment of the ability of the Company on an individual basis or the Loan Parties taken as a whole to perform their respective Obligations, (iii) an impairment of the ability of Administrative Agent or Lenders to enforce the Obligations or any Loan Document or (iv) an adverse effect upon the validity, perfection or priority of a Lien in favor of the Administrative Agent for the benefit of the Lenders on any of the Collateral with a value of $2,000,000 or more.

                  "MATERIAL CONTRACT" means (i) any contract or arrangement to which the Company or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $10,000,000 or more (other than purchase, service and sales agreements in the ordinary course of the business of the Company or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) any contract or other arrangement to which the Company or any of its Subsidiaries is a party (other than the Loan Documents and the Related Agreements) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent and Documentation Agent to be of material value as Collateral or of material importance to the operations of the Company or any of its Subsidiaries.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit X annexed hereto or in such other form as may be approved by Administrative Agent and Documentation Agent in their sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

                  "MULTIEMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current calendar year or the immediately preceding six (6) calendar years contributed to by a Loan Party or any ERISA Affiliate.

                  "NEGATIVE PLEDGE" means any agreement, contract, or other arrangement whereby any Loan Party is prohibited from, or would otherwise be in default as a result of, creating, assuming, Incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets.

                  "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including (A) any amount that was originally maintained as a reserve under GAAP in accordance with clause (iv) below but is no longer required to be maintained as a reserve under GAAP and (B) any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such assets or received in any other non-cash form) in each case net of (i) all actual, reasonable and documented legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition or paid as a result of such Asset Disposition,

(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or subject to the reasonable approval of Administrative Agent and Documentation Agent, to comply with applicable law,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, and reasonably approved by Administrative Agent and Documentation Agent against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition (and any such reserves in excess of $1,000,000 shall be deposited in the Collateral Account and Administrative Agent shall from time to time disburse to the Company or such Subsidiary from the Collateral Account such reserves after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent and Documentation Agent relating to the application of such reserves). Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced by the percentage of equity of such Subsidiary not owned by the Company.

                  "NET CAPITAL EXPENDITURES" means, for any period of its determination, (a) Consolidated Capital Expenditures for such period minus
(b)(i) the amount of Net Available Cash received during such period used to make Consolidated Capital Expenditures during such period in an aggregate amount not to exceed $15,000,000 and (ii) the amount of Capital Lease or purchase money financing proceeds incurred during such period to make Consolidated Capital Expenditures.

                  "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, the cash proceeds (net of all actual, reasonable and documented attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof) from the issuance of Capital Stock of or incurrence of Indebtedness by any Loan Party or any of the Company's Subsidiaries.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by any Loan Party or any of the Company's Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of the Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by the Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Company or such Subsidiary in respect thereof and with respect to any Revolver Primary Collateral only, net of any amounts required to be prepaid pursuant to the Revolving Credit Agreement in connection therewith.

                  "NEW BUSINESS" means business in the chemical industry reasonably related to the Company's business, which business is to be conducted by Newco.

                  "NEWCO" means a direct Wholly Owned Subsidiary of Holding Co. formed for purpose of conducting and/or investing in or acquiring the New Business, provided, however, that no more than $20,000,000 from Net Cash Proceeds received by the Holding Co. in connection with sales of its Capital Stock may be invested in Newco.

                  "NON-CORE ASSETS" means those assets that are not necessary for the conduct of Company's business or the business of any of its Subsidiaries and are described on Schedule 6.7 attached hereto.

                  "NON-US LENDER" has the meaning assigned to that term in subsection 2.7(B)(iii)(a).

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto.

                  "OBLIGATIONS" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

                  "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                  "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "OPERATING LEASE OBLIGATIONS" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capital Lease Obligations.

                  "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "PARENT GUARANTY" means the Parent Guaranty executed and delivered by the Holding Co., the GP Parent, and the Limited Partner on the Closing Date, substantially in the form of Exhibit IX annexed hereto, as such Parent Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

                  "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens granted pursuant to the Collateral Documents;

                  (ii) Liens (A) which are described on Schedule 6.6 on the Closing Date, and Liens resulting from the refinancing of the related Indebtedness (to the extent such refinancing Indebtedness is permitted by this Agreement), provided that such refinancing is effected on substantially the same or no less favorable terms, the Indebtedness secured thereby shall not be increased, and the Liens shall not cover any additional property and (B) other Liens consented to in writing by the Requisite Lenders;

                  (iii) Liens for taxes, fees, assessments, or other charges of a Governmental Authority which are not delinquent or statutory Liens for taxes, fees, assessments, or other charges of a Government Authority; provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Loan Party's books and records and in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of, and the exercise of any other enforcement proceeding against, any portion of the Collateral on account of such Lien;

                  (iv) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security, and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Claims) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

                  (v) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands do not exceed $1,000,000 in the aggregate;

                  (vi) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Property Asset, including items that would be disclosed by a current and accurate survey of the Real Property Assets, provided that any of the foregoing Liens in this clause (vi) do not in the aggregate materially detract from the value of such Real Property Asset or materially interfere with its use in the ordinary conduct of a Loan Party's business and do not secure obligations for the payment of money;

                  (vii) Liens which constitute purchase money Liens securing purchase money obligations permitted under the terms of this Agreement and Liens under Capital Leases permitted under this Agreement;

                  (viii) Liens securing the obligations under the Revolving Credit Agreement and granted in accordance with the terms of the Revolving Credit Agreement and the Intercreditor Agreement;

                  (ix) Liens arising from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings diligently pursued, adequate financial reserves have been established on the applicable Loan Party's books and records in accordance with GAAP, no material property is subject to a material risk of loss or forfeiture and a stay of execution pending appeal or proceeding for review is in effect;

                  (x) the rights of lessors and lessees under leases and the rights of licensors and licensees under licenses, in each case executed in the ordinary course of business, not interfering in any material respect with the ordinary conduct of such Loan Party's business and not resulting in a material diminution in the value of any Collateral as security for the Obligations; and

                  (xi) statutory right of setoff arising in the ordinary course of business.

                  "PERMITTED HOLDERS" means (i) each Person who owns Capital Stock of the Holding Co. on the Closing Date and is described on Schedule 4.1 annexed hereto, (ii) the ESOP, (iii) any savings or investment plan sponsored by the Company or Holding Co., (iv) with respect to any Person covered by the preceding clauses (i) through (iv) (A) in the case of an entity, any Affiliate of such Person, and (B) in the case of an individual, any spouse, parent, sibling, child or grandchild (in each case, whether such relationship arises from birth, adoption or through marriage), or (v) any trust, limited liability company, corporation, limited or general partnership or other entity, a majority of interest of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are Persons of the type referred to in the preceding clauses (i) through (iv).

                  "PERMITTED INVESTMENT" means.

                  (a) (i) Investments in the Company, (ii) Investments owned by the Loan Parties on the Closing Date as set forth on Schedule 6.22H annexed hereto, (iii) Investments made by Holding Co. in Newco to the extent of Net Cash Proceeds received by Holding Co. in connection with a sale of the Capital Stock of Holding Co. and/or Newco, up to an aggregate maximum of $20,000,000, and
(iii) other Investments in an amount not to exceed $500,000 outstanding at any time, and

                  (b) the following if made at a time when no Potential Event of Default or Event of Default exists or would result therefrom: (i) Investments in direct obligations of the U.S., or any agency thereof, or obligations guaranteed by the U.S., provided that such obligations mature within one year from the date of acquisition thereof; (ii) Investments in certificates of deposit maturing within one year from the date of Investment, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the U.S. or any state thereof having capital and surplus aggregating at least $100,000,000;
(iii) Investments in commercial paper given a rating of "A1" or better by S&P or "P1" or better by Moody's and maturing not more than ninety (90) days from the date of creation thereof; (iv) Investments in Interest Rate Agreements entered into for the purpose of limiting the amount of interest payable under the Revolving Credit Agreement and not for speculative purposes; (v) Investments in mutual funds substantially all of the assets of which are comprised of securities of the types described in clauses (i), (ii), and (iii) preceding; and
(v) loans to executive officers, non-employee directors, and employees of the Loan Parties made in the ordinary course of business; provided that (A) at the time of such loan no Potential Event of Default or Event of Default shall exist or result therefrom and (B) the aggregate amount of such loans made by the Loan Parties and outstanding at any one time shall not exceed $300,000, calculated net of any bad debt reserves or writeoffs. In determining the amount of a Permitted Investment, such Investment shall be valued at the cost of acquisition thereof.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PIK AMOUNT" means the amount of interest due and payable with respect to the Term Loans at an interest rate of four percent (4%) per annum.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party sponsors or maintains or to which any Loan Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PLEDGED COLLATERAL" has the meaning assigned such term in the Security Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property (whether in fee or as a leasehold).

                  "RECEIVABLES" has the meaning assigned to such term in the Security Agreement.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED AGREEMENTS" means collectively, the Revolving Credit Agreement, the Senior Subordinated Note Indenture, the Senior Discount Note Indenture and the documents executed in connection therewith.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders.

                  "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Subsidiary of the Company, and other than pro rata dividends or other distributions made by a Subsidiary of the Company that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any other Loan Party held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, (iv) the making of any Investment in any Person (other than a Permitted Investment), or (v) the return of any Capital Stock to any shareholders or other equity holders of any Loan Party or any of the Company's Subsidiaries, or the making of any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, or (vi) the payment of any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of the Company's Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of the Company's Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party or (vii) any payments made by any Loan Party to the ESOP.

                  "REVOLVER PRIMARY COLLATERAL" means the "Bank Priority Collateral", as such term is defined in the Intercreditor Agreement (and such definition is restated in its entirety on Exhibit XI annexed hereto).

                  "REVOLVING AVAILABILITY" means, as of any date, an amount equal to the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base on such date (as the term "Borrowing Base" is defined in the Revolving Credit Agreement as in effect on the date hereof and after giving effect to the applicable percentages (as in effect on the date hereof) of Eligible Accounts Receivable and Eligible Inventory (as such terms are defined in the Revolving Credit Agreement as in effect on the date hereof) set forth in such definition).

                  "REVOLVING COMMITMENT" means the total commitment of the Revolving Lenders to make revolving credit loans under the Revolving Credit Agreement as from time to time in effect.

                  "REVOLVING CREDIT AGREEMENT" means that certain Credit Agreement dated of even date herewith and in effect on the Closing Date among Company, Bank of America, N.A., as agent as agent for the Revolving Lenders, the Revolving Lenders and the other agents named therein, as the same may be amended, modified or changed by amendments, modifications or changes agreed to by Requisite Lenders in their sole discretion.

                  "REVOLVING LENDERS" means the lenders party from time to time to the Revolving Credit Agreement.

                  "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company transfers such property to a Person and Company leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "SECOND PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances) and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit IX annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "SENIOR DISCOUNT NOTES" means the Senior Discount Notes due 2007 and Series B Senior Discount Notes due 2007 of Holding Co. issued pursuant to the Senior Discount Note Indenture.

                  "SENIOR DISCOUNT NOTE INDENTURE" means the Indenture dated as of July 1, 1996 between GP Parent, as issuer, and Fleet National Bank, as trustee, pursuant to which Holding Co. issued Senior Discount Notes in the original principal amount of $57,650,103.55, as amended prior to the Closing Date.

                  "SENIOR SECURED INDEBTEDNESS" means the Term Loans and the Revolving Loans and other extensions of credit made pursuant to the Revolving Credit Agreement.

                  "SENIOR SUBORDINATED INDEBTEDNESS" means the Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not "Senior Indebtedness" (as such term is defined in the Senior Subordinated
Note Indenture).

                  "SENIOR SUBORDINATED NOTES" means the 11 1/8% Senior Subordinated Notes due 2006 of the Company issued pursuant to the Senior Subordinated Note Indenture.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of July 1, 1996 between the Company, as issuer, and Fleet National Bank, as trustee, pursuant to which the Company issued the Senior Subordinated Notes in the original principal amount of $225,000,000.

                  "SHARED COLLATERAL" has the meaning assigned such term in the Intercreditor Agreement (and such definition is restated in its entirety on Exhibit XI annexed hereto).

                  "SOLVENT", with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to Incur, or believe (nor should it reasonably believe) that it will Incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "S&P" means Standard & Poor's.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "SUBORDINATED INDEBTEDNESS" means (A) the Indebtedness evidenced by the Senior Subordinated Notes and the Senior Discount Notes and (B) any other Indebtedness of any Loan Party or any of the Company's Subsidiaries which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents pursuant to a written agreement to that effect, is in form and substance satisfactory to the Administrative Agent and the Documentation Agent, and is otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Administrative Agent and the Documentation Agent.

                  "SUBSIDIARY", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located.

                  "TBC" means Texas Butylene Chemicals Corp., a Texas corporation.

                  "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement dated as of July 1, 2000 among the Company, the GP Parent and the Holding Co.

                  "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to the Company pursuant to subsection 2.1A(i), and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "TERM LOAN EXPOSURE", with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment, and (ii), after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                  "TERM LOANS" means the Loans made by Lenders to the Company pursuant to subsection 2.1A(i) and any additional obligations of the Company included in the PIK Amount.

                  "TERM NOTES" means (i) the promissory notes of the Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by the Company pursuant to subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case, substantially in the form of Exhibit II annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TERM PRIMARY COLLATERAL" means the "Term Lender Priority Collateral", as such term is defined in the Intercreditor Agreement (and such definition is restated in its entirety on Exhibit XI annexed hereto).

                  "TITLE COMPANY" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

                  "TOD" means Texas Olefins Domestic International Sales Corporation, a Texas corporation.

                  "TRANSACTION COSTS" has the meaning assigned to that term in the Recitals.

                  "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                  "UNRESTRICTED SUBSIDIARIES" means collectively, Newco, TPH International Inc., and Texas Petrochemicals Europe Limited.

                  "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WHOLLY OWNED SUBSIDIARY" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary, all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company to Lenders pursuant to subsection 6.2 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Administrative Agent, Documentation Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, each Lender hereby severally agrees to lend to the Company on the Closing Date an amount not exceeding its Term Loan Commitment to be used for the purposes identified in subsection 2.5A. The aggregate amount of the Term Loan Commitments is $55,000,000 and the amount of each Lender's Term Loan Commitment will be set forth in an allocation letter delivered to such Lender by Administrative Agent; provided that the Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on November 30, 2002 if the Term Loans are not made on or before that date. The Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

                  B. BORROWING MECHANICS. Term Loans made on the Closing Date shall be in an aggregate minimum amount of $55,000,000. The Company shall deliver to Administrative Agent a duly executed Notice of Borrowing by not later than 10:00 a.m., New York time, at least one Business Day in advance of the proposed Closing Date.

                  Company shall notify Administrative Agent prior to the funding of any Loans if any of the matters to which the Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Closing Date, and the acceptance by the Company of the proceeds of any Loans shall constitute a re-certification by the Company, as of the Closing Date, as to the matters to which the Company is required to certify in the applicable Notice of Borrowing.

                  A Notice of Borrowing shall be irrevocable, and Company shall be bound to make a borrowing.

                  C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the Closing Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsections 4.1, Administrative Agent shall make the proceeds of such Loans available to the Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account designated by the Company in the Notice of Borrowing.

                  Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the interest rate otherwise payable hereunder. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the interest rate payable hereunder. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                  D. THE REGISTER. Administrative Agent, acting for these purposes solely as an agent of the Company (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by the Company upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment and Term Loans of each Lender from time to time (the "REGISTER"). The Company and Administrative Agent shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                  E. NOTES. The Company shall execute and deliver on the Closing Date to Lenders (or to Administrative Agent for Lenders) a Term Note substantially in the form of

Exhibit II annexed hereto to evidence each Lender's Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions.

         2.2      INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsection 2.7, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal to 14% per annum.

                  B. PIK AMOUNT. The Company shall, so long as no Event of Default has occurred and is continuing and in the absence of an election by the Company to pay such PIK Amount in cash, pay the PIK Amount of interest on such Interest Payment Date by adding to the principal of the Term Loans an amount equal to the PIK Amount. Upon giving effect to the payment of any PIK Amount, references to the Term Loans shall include the obligations of the Company included in the PIK Amount as represented by the Term Notes. If on such Interest Payment Date an Event of Default exists, such PIK Amount shall be paid in cash.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsections 2.2B (with respect to the PIK Amount) and 2.2D, interest on each Loan shall be payable in cash and arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

                  D. DEFAULT RATE. If any Event of Default shall have occurred and be continuing, all Obligations shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2D is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  E. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an interest period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an interest period applicable to such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  F. MAXIMUM RATE. It is the intention of the parties hereto that Administrative Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Company); and (ii) if the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Company). All sums paid or agreed to be paid to any Agent or Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this subsection 2.2F and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or Lender would be less than the amount of interest payable to such Agent or Lender computed at the Highest Lawful Rate applicable to such Agent or Lender, then the amount of interest payable to such Agent or Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or Lender until the total amount of interest payable to such Agent or Lender shall equal the total amount of interest which would have been payable to such Agent or Lender if the total amount of interest had been computed without giving effect to this subsection 2.2F. For purposes of this subsection 2.2F, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America. The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

         2.3      FEES.

                  A. FACILITY FEES. The Company agrees to pay to Administrative Agent, on the Closing Date, facility fees in the aggregate amount separately agreed upon between the Company and Administrative Agent.

                  B. OTHER FEES. The Company agrees to pay to Administrative Agent and Lenders such fees in the amounts and at the times separately agreed upon between the Company and Administrative Agent and Lenders.

         2.4 REPAYMENTS, GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER PARENT GUARANTY.

                  A. PAYMENTS OF TERM LOANS. The Term Loans and all other Obligations shall be paid in full no later than December 31, 2005, and the final installment payable by the Company in respect of the Term Loans on such date shall be in an amount sufficient to repay all amounts owing by the Company under this Agreement with respect to the Term Loans.

                  B. PREPAYMENTS.

                  (i) Voluntary Prepayments. The Company may, upon not less than one Business Day's prior written or telephonic notice given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (who will promptly notify each Lender), at any time and from time to time prepay any Term Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount; provided, however, that prior to the first anniversary of the Closing Date, any Term Loan may be prepaid only upon the simultaneous payment of a premium equal to 2.00% of the principal amount of Term Loans so prepaid. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

                  (ii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below and no prepayment premium shall apply to any such mandatory prepayment:

                           (a) Prepayments and Reductions From Net Available
                  Cash. No later than one (1) Business Day following than the date of receipt by any Loan Party or any of the Company's Subsidiaries or any of their Affiliates of any Net Available Cash, the Company shall prepay the Loans in an aggregate amount equal to such Net Available Cash, provided, however, subject to subsection 2.4B(ii)(h), that the Company shall not be required to prepay the Loans in connection with the following Asset Disposition, except to the extent otherwise set forth below:

                                    (1) Equipment in the ordinary course of such
                           Loan Party's business that is obsolete or no longer useable by such Loan Party in its business so long as the aggregate Net Available Cash received in any Fiscal Year for all of the Loan Parties and the Company's Subsidiaries does not exceed $2,000,000;

                                    (2) sales of Non-Core Assets consummated in
                           accordance with the terms of this Agreement so long as (a) no Potential Event of Default or Event of Default shall have occurred and be continuing (either before or immediately after such Asset Disposition);
                           (b) the aggregate Net Available Cash received from the Closing Date through the date of determination from all such Asset Dispositions does not exceed $20,000,000 in the aggregate; (c) the Company delivers to Administrative Agent and Documentation Agent an Officer's Certificate setting forth (x) that portion of such Net Available Cash that the Company intends to reinvest in Equipment or other productive assets of the general type used in the business of the Company within 18 months of such date of receipt so long as the Company identifies such Equipment or other productive assets prior to the date that is 365 days after the date of receipt and delivers to Administrative Agent and Documentation Agent an Officer's Certificate with respect to such Equipment and productive assets and (y) the proposed use of such portion of the Net Available Cash and such other information with respect to such reinvestment as Administrative Agent or Documentation Agent may reasonably request and, to the extent not intended to be so reinvested, shall be immediately used to prepay the Loans; (d) the Company makes a prepayment of its obligations under the Revolving Credit Agreement in an amount equal to the Net Available Cash from such Asset Disposition, and a reserve is created against both the Revolving Commitment and the Borrowing Base (as defined in the Revolving Credit Agreement) in each case, in an amount equal to at least such Net Available Cash after such sale, which reserves shall be reduced on a dollar for dollar basis as such Net Available Cash from such Asset Disposition is reinvested as provided in clause (e) or applied to prepay, repay, redeem or purchase the Term Loans as provided in clause (f); (e) the Company shall promptly and diligently apply such portion to such reinvestment purposes; and (f) the Company shall, no later than 18 months after receipt of such Net Available Cash that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in the full amount of all such Net Available Cash not applied in accordance with clause (e) (and the Administrative Agent is hereby authorized to collect such prepayment).

                           (b) Prepayments and Reductions from Net
                  Insurance/Condemnation Proceeds. Subject to subsection 2.4B(ii)(h), no later than the first Business Day following the date of receipt by Administrative Agent or by any Loan Party or any of the Company's Subsidiaries or any of their Affiliates of any Net

                  Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.13(C), the Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments and Reductions Due to Issuance of
                  Equity Securities. Subject to subsection 2.4B(ii)(h), on the date of receipt of the Net Cash Proceeds from the issuance of any Capital Stock of any Loan Party or any of the Company's Subsidiaries to any Person other than any other Loan Party after the Closing Date, the Company shall prepay the Loans in an aggregate amount equal to 50% of such Net Cash Proceeds provided, however, (i) that the Loan Parties shall not be required to prepay the Loans in connection with the issuance of any Capital Stock of Holding Co. to the extent that the Net Cash Proceeds therefrom are promptly applied to pay the regularly scheduled payments of cash interest in respect of the Senior Discount Notes in accordance with the terms thereof and to the extent required by the Senior Discount Note Indenture, and (ii) the Company shall not be required to prepay the Loans in an amount equal to the Net Cash Proceeds received by Holding Co. in connection with the sale of Capital Stock in Holding Co. (to the extent related to or attributable to Newco) or in Newco, up to an aggregate maximum of $20,000,000 so long as such Net Cash Proceeds are invested directly or indirectly in the business of Newco.

                           (d) Prepayments and Reductions Due to Issuance of
                  Indebtedness. On the date of receipt of the Net Cash Proceeds from the issuance of any Indebtedness of any Loan Party or any of the Company's Subsidiaries after the Closing Date (other than Indebtedness permitted by subsections 6.3B(i) through
                  (ix), inclusive), the Company shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds.

                           (e) Prepayments from Excess Cash Flow. Subject to
                  subsection 2.4B(ii)(h), if there is Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2003), the Company shall, no later than 90 days after the end of such Fiscal Year (or the first date thereafter on which there shall not exist an "Event of Default" (as such term is defined in the Revolving Credit Agreement) under the Revolving Credit Agreement) prepay the Loans in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

                           (f) Prepayment from Extraordinary Receipts. Subject
                  to subsection 2.4B(ii)(h), upon the receipt by any Loan Party or any of the Company's Subsidiaries of any Extraordinary Receipts in excess of $2,000,000 in the aggregate (for all Extraordinary Receipts since the Closing Date), the Company shall prepay the outstanding principal of the Loans in an amount equal to 50% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, provided, however the Company shall not be required to prepay the Loans with such Extraordinary Receipts so long as (a) such net Extraordinary Receipts shall be deposited in the Collateral Account immediately upon receipt, (b) no Potential Event of Default or Event of Default shall have occurred and be continuing (either before or immediately after such Asset Disposition), (c) the Company delivers to Administrative Agent and Documentation Agent an Officer's Certificate setting forth (x) that portion of such net Extraordinary Receipts that the Company intends to reinvest in Equipment or other productive assets of the general type used in the business of the Company (or, in the case of Extraordinary Receipts described in clause (viii) of the definition thereof, applied as required by the applicable Government Authority granting such award or other compensation) within 18 months after such date of receipt, (y) the proposed use of such portion of the net Extraordinary Receipts and such other information with respect to such reinvestment as Administrative Agent and Documentation Agent may reasonably request, and (z) the portion of such net Extraordinary Receipts to be immediately used to prepay the Loans (which shall include all of the net Extraordinary Receipts not intended to be reinvested in accordance with subclauses (x) and (y) above), (d) the Company identifies such Equipment or productive assets (or other permitted purposes) prior to the date that is 365 days after the date of receipt in an Officer's Certificate delivered to Administrative Agent and Documentation Agent (whereupon Administrative Agent shall from time to time disburse to the Company from the Collateral Account, to the extent of any such Extraordinary Receipts remaining therein, such Extraordinary Receipts after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent and Documentation Agent relating to the amount of reinvestment costs so incurred), (e) the Company shall promptly and diligently apply such portion to such reinvestment purposes, and (f) the Company shall, no later than 18 months after receipt of such net Extraordinary Receipts that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans in an amount equal so such net Extraordinary Receipts not so applied in accordance with clause (e) (and the Administrative Agent is hereby authorized to collect such prepayment).

                           (g) Calculations of Net Proceeds Amounts; Additional
                  Prepayments and Reductions Based on Subsequent Calculations. The Company shall provide Administrative Agent with not less than three Business Days' prior written notice of any prepayment of the Loans pursuant to subsections 2.4B(ii)(a)-(f) which notice, if given by telephone, shall be promptly confirmed in writing to Administrative Agent. Administrative Agent shall promptly notify each Lender of such prepayment and of the amount of the prepayment proposed to be applied to such Lender's Loans. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(ii)(a)-(f), the Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Available Cash, Net Insurance/Condemnation Proceeds, Net Cash Proceeds, Consolidated Excess Cash Flow or Extraordinary Receipts, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, the Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess (it being understood that any such additional prepayment or additional certificate shall not constitute a waiver of any Event of Default).

                           (h) ESOP Offset. Notwithstanding anything to the
                  contrary contained in the foregoing clauses (a) through (f) or subsection 6.13C, if at any time an ESOP Offset exists at a time when there is Net Available Cash, Net Insurance/Condemnation Proceeds, Net Cash Proceeds, Consolidated Excess Cash Flow or Extraordinary Receipts, the Company shall not be permitted to retain or reinvest any such Net Available Cash, Net Insurance/Condemnation Proceeds, Net Cash Proceeds, Consolidated Excess Cash Flow or Extraordinary Receipts as provided in such subsections in an amount equal to the ESOP Offset, and the Company shall prepay the Loans in an equal to the ESOP Offset.

                  C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Account for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of any prepayment premiums and accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of prepayment fees and interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at the account specified in the payment instructions set forth below its name on the appropriate signature page hereof or at such other account in subsequent payment instructions delivered to Administrative Agent by such Lender, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately preceding Business Day.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

                  Upon the occurrence and during the continuation of an Event of Default, if requested by Requisite Lenders (a) all payments received on account of the Obligations, whether from the Company, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent and the Documentation Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                  (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent and/or Documentation Agent in connection therewith, and all amounts for which Administrative Agent and/or Documentation Agent is entitled to compensation, reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent and/or Documentation Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent and/or Documentation Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

                  (ii) thereafter, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

                  (iii) thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         2.5      USE OF PROCEEDS.

                  A. TERM LOANS. The proceeds of the Term Loans shall be applied by the Company to consummate the Refinancing and the Note Repurchase, pay Transaction Costs and thereafter, to repurchase additional Senior Subordinated Notes to the extent permitted by this Agreement, provide financing for working capital and for other general corporate purposes of the Company and its Subsidiaries.

                  B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6      INTENTIONALLY DELETED.

         2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                  (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such

Lender with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

                  B. TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If the Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Company to Administrative Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Administrative Agent of any
                  such requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Company shall pay any such Tax when such Tax is
                  due, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by the Company in respect of
                  which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made and shall be increased to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp and documentary taxes) Administrative Agent or such Lender, as the case may be, may incur as a result of such payment; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7(B)(iii), a "NON-US LENDER") shall deliver to Administrative Agent and to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
                  Code) of the Company or Holding Co. or (iii) a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Non-US Lender, to the extent it does not act
                  or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                           (c) Each Non-US Lender hereby agrees, from time to
                  time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to the Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (d) Company shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or
                  (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Company of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) if, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in subsection 2.8A, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction, increased to the extent necessary to take into account any taxes (including for these purposes any income, recordation, mortgage, stamp or documentary taxes) such Lender may incur as a result of such additional amounts.

         2.8      STATEMENT OF LENDERS; OBLIGATION OF LENDERS TO MITIGATE.

                  A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsections 2.7 or 2.8B shall deliver to the Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B. MITIGATION. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under subsection 2.7, use reasonable efforts to make, issue, fund or maintain the Commitments of such Lender, if (i) as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender; provided that such Lender will not be obligated to utilize an alternative lending office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described above.

         2.9      REPLACEMENT OF A LENDER.

                  If the Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender, a Lender (a "NON-CONSENTING LENDER") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, and (ii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to the Company pursuant to subsection
2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, the Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender or Eligible Assignees pursuant to the provisions of subsection 10.1B (a "REPLACEMENT LENDER"); provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.7 and/or 2.8B (if applicable) and any prepayment premium that would otherwise be payable if such Loan were to be prepaid at such time) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, and (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) if such Subject Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments to the Replacement Lender.

SECTION 3. INTENTIONALLY DELETED

SECTION 4. CONDITIONS TO LOANS

                  The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

         4.1      CONDITIONS TO TERM LOANS .

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, the Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to the Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

                  (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization and an officer of the applicable Loan

         Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                  (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (iv) Executed originals of the Loan Documents to which such Person is a party; and

                  (v) Such other documents as Administrative Agent may reasonably request.

                  B. FEES. The Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees, costs and expenses payable on the Closing Date.

                  C. CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP.

                  (i) Corporate Structure. The corporate organizational structure of the Holding Co. and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto.

                  (ii) Capital Structure and Ownership. The capital structure and ownership of Holding Co. and its Subsidiaries shall be as set forth on Schedule 4.1C annexed hereto.

         D. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that (i) the representations and warranties in Section 5 and in the other Loan Documents are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, with respect to such representation and warranty, covenant or condition the applicable materiality qualifier set forth above shall be disregarded for purposes of this condition; (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default; (iii) each Loan Party shall have performed all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date; (iv) no order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on the Closing Date and the making of such Loan shall not contravene any rule or regulation applicable to Lender; and (v) all of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                  E. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS. On or before the Closing Date, Lenders shall have received from the Company (i) audited and unaudited financial statements of the Company and its Subsidiaries and Holding Co. and its Subsidiaries and (ii) pro forma balance sheets as of October 31, 2002 of Company and its Subsidiaries and Holding Co. and its Subsidiaries, giving effect to the Transactions, which pro forma balance sheets shall be in form and substance satisfactory to Administrative Agent and Documentation Agent.

                  F. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Bracewell & Patterson LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent, Documentation Agent and their counsel, dated as of the Closing Date and substantially in the form of Exhibit IV annexed hereto (this Credit Agreement constituting a written request by the Company to such counsel to deliver such opinions to Lenders).

                  G. OPINION OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of a favorable written opinion of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit V annexed hereto.

                  H. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of the Company dated the Closing Date, substantially in the form of Exhibit VII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, that the Company, individually, and the Company and its Subsidiaries on a consolidated basis will be Solvent.

                  I. EVIDENCE OF INSURANCE. Administrative Agent and Documentation Agent shall have received a certificate from the Company's insurance broker or other evidence satisfactory to them that all insurance required to be maintained as described in subsection 6.13B is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required by Administrative Agent.

                  J. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. The Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the

Loan Documents and the continued operation of the business conducted by the Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  K. ENVIRONMENTAL REPORTS. Administrative Agent shall have received reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent and Documentation Agent, regarding environmental matters relating to the Company and its Subsidiaries and the Facilities, which reports shall include (i) a Phase I environmental site assessment for each of the Facilities listed in Schedule 4.1K annexed hereto which (a) conforms to the ASTM Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527, and (b) was conducted no more than twelve months prior to the Closing Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent and Documentation Agent.

                  L. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1M, Administrative Agent and Documentation Agent shall have received evidence satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent or Documentation Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected security interest in substantially of all of the their real, personal or mixed property (other than in the case of Holding Co., the Capital Stock of any Unrestricted Subsidiary), consisting of a Second Priority security interests in the Revolver Primary Collateral and First Priority security interest in all of the Term Primary Collateral and Shared Collateral. Such actions shall include the following:

                  (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

                  (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly authorized to be filed in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                  (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent or Documentation Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

                  (v) Control Agreements. Delivery to Administrative Agent and Documentation Agent of such control agreements with financial institutions and other Persons in order to perfect Liens in respect of Deposit Accounts, securities accounts and other Collateral pursuant to the Collateral Documents as the Administrative Agent or Documentation Agent may require.

                  M. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Administrative Agent shall have received from the Company:

                  (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.1M annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

                  (ii) Title Insurance. (a) ALTA mortgagee title insurance policies (or with respect to the respect to any real property located in the State of Texas, Form T-2) or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of
         Schedule 4.1M annexed hereto, in an amount equal to 115% of the aggregate amount of the Term Loan Commitments, insuring fee simple title in each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens and for any other matters reasonably requested by Administrative Agent and Documentation Agent, to the extent such endorsements are available in the states where the Closing Date Mortgaged Properties are located and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent and Documentation Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent and Documentation Agent; and (b) evidence satisfactory to Administrative Agent and Documentation Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                  (iii) Title Reports. With respect to each Closing Date Mortgaged Property listed in Part A of Schedule 4.1M annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

                  (iv) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1M(iii);

                  (v) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) if any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company or such Loan Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

                  (vi) Surveys. Either (i) an as-built survey for each Closing Date Mortgaged Property prepared by a surveyor licensed or registered in the state where such Closing Date Mortgaged Property is located, which surveys must be sufficient to delete any standard printed survey exception contained in the applicable Closing Date Mortgage Policy and otherwise be in form and substance satisfactory to Administrative Agent and Documentation Agent or (ii) a land title survey for each Closing Date Mortgaged Property prepared by a surveyor licensed or registered in the state where such Closing Date Mortgaged Property is located, which surveys must be sufficient to delete any standard printed survey exception contained in the applicable Closing Date Mortgage Policy and otherwise be in form and substance satisfactory to Administrative Agent and Documentation Agent; and

                  (vii) Environmental Indemnity. An environmental indemnity agreement, satisfactory in form and substance to Administrative Agent and its counsel (as amended, restated or modified from time to time, the "ENVIRONMENTAL INDEMNITY"), with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

                  N. MATTERS RELATING TO EXISTING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES AND THE REVOLVING CREDIT AGREEMENT.

                  (i) Termination of Existing Credit Agreement and Related Liens; Revolving Credit Agreement; Intercreditor Agreement. On the Closing Date, the Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement and terminated all letters of credit thereunder, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of the Company and its Subsidiaries thereunder, and (d) executed and delivered the Revolving Credit Agreement and consummated the transactions contemplated by the Revolving Credit Agreement. The parties to the Intercreditor Agreement shall have executed and delivered an Intercreditor Agreement in form and substance satisfactory to Administrative Agent and Documentation Agent in their sole discretion.

                  (ii) Repurchase of Existing Senior Subordinated Notes. The Company shall have entered into arrangements satisfactory to the Company with respect to its repurchase of up to $15,450,000 in face amount of the Senior Subordinated Notes for aggregate consideration, including accrued interest, not to exceed $13,100,000.

                  (iii) Officer's Certificate. Administrative Agent shall have received an Officer's Certificate of the Company stating that, (a) after giving effect to the transactions described in this subsection 4.1N, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents) shall consist of (1) approximately $278,643,000 in aggregate principal amount of outstanding Indebtedness described in
         Part I of Schedule 6.3 annexed hereto, (2) Indebtedness in an aggregate amount not to exceed $0 in respect of Capital Leases described in Part II of Schedule 6.3 annexed hereto, (b) upon the making of the Term Loans, the Company will proceed to consummate the Refinancing and the Note Repurchase (and the Note Repurchase will be consummated shortly after the Closing Date), (c) the transactions contemplated by the Revolving Credit Agreement have been or concurrently will be consummated, and (d) the Transaction Costs do not exceed $5,000,000 in the aggregate. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent and Documentation Agent.

                  O. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, the Loan Documents and the Revolving Credit Agreement and all documents incidental thereto not previously found acceptable by Administrative Agent and Documentation Agent, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Administrative Agent, Documentation Agent and such counsel, and Administrative Agent, Documentation Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent and Documentation Agent may reasonably request.

                  P. MINIMUM AVAILABILITY. As of the Closing Date and after giving effect to all Loans and extensions of credit made under the Revolving Credit Agreement as of the Closing Date, the Company shall have Excess Availability of not less than $40,000,000.

                  Q. MATERIAL CONTRACTS. The Administrative Agent and the Documentation Agent shall have received copies of all Material Contracts, if any, as in effect on the Closing Date, certified as true and correct copies thereof by an authorized officer of the Company, together with an Officer's Certificate on behalf of the Company stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements.

SECTION 5. COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, the Company represents and warrants to each Lender:

         5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each Loan Party and each of the Company's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                  B. QUALIFICATION AND GOOD STANDING. Each Loan Party and each of the Company's Subsidiaries is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Each Loan Party and each of the Company's Subsidiaries is engaged only in the business described on Schedule 5.1C attached hereto and the businesses permitted to be engaged in pursuant to subsection 8.14.

                  D. SUBSIDIARIES. All of the Subsidiaries of the Holding Co. as of the Closing Date and their jurisdictions of organization are identified in
Schedule 5.1 annexed hereto. The Capital Stock of each of the Subsidiaries of the Holding Co. identified in Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such
Schedule 5.1, all such Capital Stock
is owned by the Holding Co. or one or more of its Wholly Owned Subsidiaries, free and clear of all Liens other than the Liens in favor of the Revolving Lenders. There are no outstanding debt or equity securities of the Holding Co. or any of its Subsidiaries and no outstanding obligations of the Holding Co. or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Holding Co. or any of its Subsidiaries, or other obligations of the Holding Co. or any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of the Holding Co. or any Subsidiary of the Holding Co. Schedule 5.1 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of the Holding Co. and each of its Subsidiaries in each of the Subsidiaries of the Holding Co. identified therein.

         5.2      AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of the Company's Subsidiaries, the Organizational Documents of any Loan Party or any of the Company's Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on any Loan Party or any of the Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of the Company's Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of the Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of the Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.3      FINANCIAL CONDITION.

                  The Company has delivered to Administrative Agent and Lenders, at Lender's request, the audited balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders' equity for the Company and its Subsidiaries as of June 30, 2002, and for the Fiscal Year then ended, accompanied by the report thereon of the Company's independent certified public accountants, PricewaterhouseCoopers LLP. The Company has also delivered to Administrative Agent and Lenders the unaudited balance sheet and related statements of income and cash flow for Company and its Subsidiaries and the Holding Co. and its Subsidiaries as of August 31, 2002. All such financial statements have been prepared in accordance with GAAP and fairly present (on a consolidated basis) the financial position of the Company and its Subsidiaries (or the Holding Co. and its Subsidiaries, as applicable) as at the dates thereof and their results of operations for each of the periods then ended (except with respect to the financial statements dated August 31, 2002, for the absence of applicable footnotes and subject to normal year-end audit adjustments).

                  The Company has delivered to Administrative Agent and Lenders, at Lenders' request: (A) projected monthly balance sheets, income statements and statements of cash flows for the Company and its Subsidiaries for the period from November 30, 2002 through June 30, 2003, and (B) projected annual balance sheets, income statements and statements of cash flows for the Company and its Subsidiaries and the Holding Co. and its Subsidiaries for the Fiscal Years ending in 2003 through 2006. Such projections represent the Company's good faith estimate of the future financial performance of the Company and its Subsidiaries (or the Holding Co. and its Subsidiaries, as applicable) for the periods set forth therein. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to Administrative Agent and Lenders and based on good faith estimates of the Company.

                  As of the Closing Date, the Holding Co. and its Subsidiaries on a consolidated basis do not have (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the financial statements described in the preceding paragraphs or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Holding Co. and its Subsidiaries on a consolidated basis.

                  As of the Closing Date, the Company does not have any obligations in existence as of the Closing Date which do not constitute Indebtedness under GAAP in effect on the Closing Date which the Company expects will constitute Indebtedness under GAAP after the Closing Date due to currently proposed changes in GAAP.

         5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS.

                  Since June 30, 2002, no event, development, or change has occurred that has resulted in, evidences or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect. Since June 30, 2002, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted by subsection 6.5.

         5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                  PROPERTY.

                  A. TITLE TO PROPERTIES; LIENS. The Company and its Subsidiaries have (i) good, sufficient, marketable and legal title (but in the case of real property in the State of Texas, good and indefeasible title) to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good marketable title (but in the case of personal property in Texas, good title) to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.2, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7. The Company and its Subsidiaries have the right to use all licenses, permits, franchises and entitlements used or useful in operation of their respective businesses, except where the failure to own or have such right to use individually and in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  B. REAL PROPERTY. As of the Closing Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

                  C. INTELLECTUAL PROPERTY. As of the Closing Date, the Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by the Company or any of its Subsidiaries and material to their business on the Closing Date are described on Schedule 5.5 annexed hereto. The Company acknowledges it holds the copyright registrations set forth in
Schedule 5.5, and hereby represents, warrants and certifies that the works that are the subject of such copyright registrations are no longer in use in connection with the business of the Company and the Company has no intention to use such works after the Closing Date, and such copyright registrations are not material to the business of the Company as currently conducted or contemplated.

                  D. INSURANCE. The Company and its Subsidiaries maintain insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation and engaged in the same or similar businesses and similarly situated, but in any event, with respect to improvements to real property and tangible personal property (assuming the subject improvements are in fact replaced or restored), in amounts in excess of the Loans. Neither the Company nor its Subsidiaries maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto in excess of $1,000,000 in the aggregate. Schedule 5.5D annexed hereto contains a true, correct and complete description of the insurance of the Company and its Subsidiaries.

         5.6      LITIGATION; ADVERSE FACTS.

                  There are no Proceedings (whether or not purportedly on behalf of any Loan Party or any of the Company's Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of the Company, threatened against or affecting any Loan Party or any of the Company's Subsidiaries or any property of any Loan Party or any of the Company's Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither any Loan Party nor any of the Company's Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Schedule 5.6B annexed hereto contains a true, correct and complete list of all Proceedings whether or not purportedly on behalf of any Loan Party or any of the Company's Subsidiaries, at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of the Company, threatened against or affecting any Loan Party or any of the Company's Subsidiaries or any property of any Loan Party or any of the Company's Subsidiaries or relating to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby. As of the Closing Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant involving more than $1,000,000.

         5.7      PAYMENT OF TAXES.

                  All federal, state and local tax returns and other reports of each Loan Party and each of the Company's Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon each Loan Party and each of the Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, except for any taxes that are being actively contested by a Loan Party and any of the Company's Subsidiaries in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Loan Party's books and records, and such proceedings conclusively operate to stay the imposition of any fine or penalty and any sale of, and the exercise of any other enforcement proceeding against, any portion of the Collateral.

         5.8      PERFORMANCE OF AGREEMENTS; MATERIAL CONTRACTS.

                  A. Neither any Loan Party nor any of the Company's Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations or Organizational Documents, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

                  B. No Material Contracts are in effect on the Closing Date.

         5.9      GOVERNMENTAL REGULATION.

                  Neither any Loan Party nor any of the Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to Incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         5.10     SECURITIES ACTIVITIES.

                  A. Neither any Loan Party nor any of the Company's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.7 or subject to any restriction contained in any agreement or instrument, between the Company and any Lender or any Affiliate



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

of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11     EMPLOYEE BENEFIT PLANS.

         Except as set forth on Schedule 5.11 annexed hereto:

         A. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS and to the best knowledge of each Loan Party, nothing has occurred which would cause the loss of such qualification. Each Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

         B. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, or lawsuits, or action by any Government Authority, with respect to any Plan which has resulted or, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         C. Except to the extent that the following either individually or in the aggregate cannot reasonably be expected to result in a Material Adverse
Effect: (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         D. Each Foreign Plan is in compliance in all material respects with the laws and regulations applicable to such Foreign Plan and each Loan Party has satisfied all contribution obligations in all material respects with respect to such Foreign Plan (to the extent applicable). Each Foreign Plan and related funding arrangement that is intended to qualify for tax-favored status has been reviewed and approved for such status by the appropriate Government Authority (or has been submitted for such review and approval within the applicable time period), and nothing has occurred and no condition exists that is likely to cause the loss or denial of such tax-favored status. No Foreign Plan has any liabilities in any material respect in excess of the current value of such Foreign Plan's assets, determined in accordance with the assumptions used for funding such Foreign Plan pursuant to reasonable accounting standards in accordance with applicable law. No Loan Party has incurred or reasonably expects to incur any material liability as a result of the termination or other insolvency of any Foreign Plan or any material liability which is not otherwise funded or satisfied with readily available assets set aside with respect to such Foreign Plan.

         5.12     CERTAIN FEES.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, other than fees or commissions payable to the Lenders and the Administrative Agent pursuant to the Loan Documents, and Company hereby indemnifies each of the Agents and the Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13     ENVIRONMENTAL PROTECTION.

         Except as otherwise set forth on Schedule 5.13:

         A. Each Loan Party and each of the Company's Subsidiaries has complied in all respects with all Environmental Laws except to the extent that, individually or in the aggregate, any such failure to comply could not reasonably be expected to result in a Material Adverse Effect. Neither any Loan Party, any of the Company's Subsidiaries, nor any of their respective presently or previously owned or leased Real Property Assets, or presently conducted or prior operations, is subject to any Environmental Claim from or liability agreement with any Government Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or Remedial Action arising from the Release or threatened Release of a Hazardous Materials, except to the extent that, individually or in the aggregate, any such Environmental Claim or liability agreement could not reasonably be expected to result in a Material Adverse Effect.

         B. Each Loan Party and each of the Company's Subsidiaries has obtained and in compliance with all necessary permits or authorizations that are required under Environmental Laws to operate the facilities, assets and business of each Loan Party and each of the Company's Subsidiaries, and all such permits and authorizations are in good standing, except to the extent that, individually or in the aggregate, the failure obtain or comply could not reasonably be expected to result in a Material Adverse Effect.

         C. No Loan Party nor any of the Company's Subsidiaries, nor to the best of any Loan Party's knowledge any of their predecessors in interest, has in violation of any Environmental Law stored, treated, or disposed of any Hazardous Material, except to the extent that, individually or in the aggregate, any such violation could not reasonably be expected to result in a Material Adverse Effect.

         D. No Loan Party nor any of the Company's Subsidiaries has received notice of any threatened or pending Environmental Claim indicating that it is not currently in compliance with, or that any Government Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Hazardous Materials, except to the extent that, individually or in the aggregate, the liability therefrom could not reasonably be expected to result in a Material Adverse Effect.

         E. None of the current operations of any Loan Party or any of the Company's Subsidiaries, or to the knowledge of each Loan Party or its Subsidiaries, any past operations of any Loan Party, any of the Company's Subsidiaries or predecessors in interest, is the subject of any investigation by any Government Authority evaluating whether a Remedial Action is needed to respond to a Release or threatened Release of a Hazardous Materials, except to the extent that, individually or in the aggregate, the liability therefrom could not reasonably be expected to result in a Material Adverse Effect.

         F. There has been no Release at any of the properties owned or operated by the Loan Party, any of the Company's Subsidiaries or a predecessor in interest, or to the knowledge of any Loan Party or its Subsidiaries, at any disposal or treatment facility which received Hazardous Materials generated by the Loan Parties, its Subsidiaries or any predecessor in interest, except to the extent that, individually or in the aggregate, the liability therefrom could not reasonably be expected to result in a Material Adverse Effect.

         G. No Loan Party nor any Subsidiary of any Loan Party has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing obligations or liabilities on any Loan Party or any Subsidiary of any Loan Party with respect to any Release of a Hazardous Materials or Environmental Claim, except to the extent that, individually or in the aggregate, the liability therefrom could not reasonably be expected to result in a Material Adverse Effect.

         H. None of the products manufactured, distributed, or sold by any Loan Party or any Subsidiary of any Loan Party contains asbestos containing material.

         I. No lien imposed under Environmental Law has attached or is threatened to attach to the Real Property Assets of any Loan Party or any Subsidiary of any Loan Party.

         J. No Environmental Claims have been asserted against any Loan Party or any Subsidiary of any Loan Party, or to the knowledge of each Loan Party and its Subsidiaries, any predecessor in interest, nor does any Loan Party or its Subsidiaries have knowledge or notice of any threatened or pending Environmental Claim against any Loan Party, its Subsidiaries or any predecessor in interest, except to the extent that, individually or in the aggregate, the liability therefrom could not reasonably be expected to result in a Material Adverse Effect.

         K. To the knowledge of each Loan Party or its Subsidiaries, no Environmental Claims have been asserted against any facilities that may have received Hazardous Materials generated by the Company or any predecessor in interest, except to the extent that, individually or in the aggregate, the liability therefrom could not reasonably be expected to result in a Material Adverse Effect.

         5.14     EMPLOYEE AND LABOR MATTERS.

                  There is (i) no unfair labor practice complaint pending or, to the best knowledge of each Loan Party, threatened against any Loan Party or any of the Company's Subsidiaries before any Government Authority and no grievance or arbitration proceeding pending or to the best knowledge of each Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or any of the Company's Subsidiaries or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party or any of the Company's Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or any of the Company's Subsidiaries. No Loan Party nor any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and each of the Company's Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from each Loan Party and each of the Company's Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

         5.15     SOLVENCY.

                  Each Loan Party is and, upon the Incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent. The Company and its Subsidiaries, taken as a whole are, and, upon the Incurrence of any Obligations by the Company and its Subsidiaries on any date on which this representation is made, will be, Solvent

         5.16     MATTERS RELATING TO COLLATERAL.

                  A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1L, 4.1M,
6.16 and 6.17 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Term Primary Collateral and the Shared Collateral and a valid Second Priority Lien on all of the Revolver Primary Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority or Second Priority status, as applicable, of such Liens have been duly made or taken and remain in full force and effect, other than the



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

periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

                  B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of Securities.

                  C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, in favor of the agent under the Revolving Credit Agreement with respect to the Revolver Primary Collateral, and to evidence permitted lease obligations and other Permitted Encumbrances, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

                  D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         5.17     DISCLOSURE.

                  No representation or warranty of any Loan Party or any of the Company's Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of any Loan Party or any of the Company's Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         5.18     SUBORDINATED INDEBTEDNESS.

                  The Obligations constitute Senior Indebtedness (as such term is defined in the Senior Subordinated Note Indenture) that is entitled to the benefits of the subordination provisions of the Senior Subordinated Note Indenture.

         5.19     ADDITIONAL REPRESENTATIONS AND WARRANTIES.

         A. Operating Leases. On the Closing Date, none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 5.19A annexed hereto.

         B. Location of Bank Accounts. Schedule 5.19B annexed hereto sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

         C. Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

         D. No Bankruptcy Filing. No Loan Party is contemplating either a filing under the Bankruptcy Code or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating a filing under the Bankruptcy Code against it.

         E. Separate Existence.

                  (i) All customary formalities regarding the corporate existence of each Loan Party has been at all times since its formation and will continue to be observed.

                  (ii) Each Loan Party has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other organizational documents separate from those of any Affiliate of such Loan Party and any other Person (other than another Loan Party). No Loan Party has at any time since its formation commingled, and will not commingle, its assets with those of any of its Affiliates or any other Person (other than another Loan Party). Each Loan Party has at all times since its formation accurately maintained, and will continue to accurately maintain its own bank accounts.

                  (iii) Each Loan Party has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct Person. No Loan Party has at any time since its formation identified itself, or will identify itself, as being a division or a part of any other Person.

         F. Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 5.19F annexed hereto sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

         G. Tradenames. Schedule 5.19G annexed hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by each Loan Party.

         H. Locations of Collateral. As of the Closing Date (and as of each subsequent date as to which this representation and warranty is made), there is no location at which any Loan Party has any Collateral (except for Inventory in transit) other than (i) those locations listed on Schedule 5.19H annexed hereto and (ii) any other locations approved in writing by the Collateral Agent from time to time. Schedule 5.19H annexed hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

SECTION 6. COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, the Company shall perform, and shall cause each of its Subsidiaries to perform, as applicable, all covenants in this Section 6.

         6.1 PAYMENT OF LOANS. The Company shall promptly pay the principal of and interest on the Term Loans on the dates and in the manner provided in the Term Notes and in this Agreement.

         6.2 SEC REPORTS. Notwithstanding that Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Holding Co. shall file with the SEC and provide within 15 days to the Administrative Agent and Lenders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, the reports, information and other documents required to be filed and provided as described hereunder may, at Company's option, be filed by and be those of the Holding Co. rather than Company; provided further, however, that if Holding Co. conducts, directly or indirectly, any business or holds, directly or indirectly, any significant assets other than the Capital Stock of the other Loan Parties and the Company's Subsidiaries at the time of filing and providing any such report, information or other document containing financial statements of the Holding Co., Holding Co. shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Company and its Subsidiaries.

         6.3 LIMITATION ON INDEBTEDNESS.

         A. NO INDEBTEDNESS. No Loan Party shall, and shall not permit any of the Company's Subsidiaries to Incur, create, assume, Guarantee or suffer to exist, or otherwise become or remain liable with respect to Indebtedness, except as provided in subsection 6.3B and in no event shall any Loan Party or any of the Company's Subsidiaries Guarantee any Indebtedness of the Unrestricted Subsidiaries.

         B. PERMITTED INDEBTEDNESS. Notwithstanding subsection 6.3A, the Company may Incur any or all of the following Indebtedness and the Holding Co. may Incur the Indebtedness described in clauses (i) and (viii) below:

                  (i) the Obligations;

                  (ii) the Indebtedness existing on the Closing Date and described on Schedule 6.3 annexed hereto;

                  (iii) Capital Leases of Equipment and purchase money secured Indebtedness Incurred to purchase Equipment; provided that the Liens securing such Capital Leases and purchase money secured Indebtedness shall attach only to the Equipment acquired by the Incurrence of such Capital Leases and purchase money secured Indebtedness and provided that such Capital Leases and purchase money Indebtedness shall not exceed $20,000,000 in the aggregate at any time outstanding; provided, however, no more than $5,000,000 may be Incurred in connection with Capital Leases of Equipment and purchase money secured Indebtedness Incurred to purchase Equipment unrelated to long term service agreements entered into with certain third party providers for the use of pipelines to be constructed by such third parties between the Houston Facility and long term customers;



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

                  (iv) Indebtedness owing by a Loan Party (other than Holding Co., GP Parent or Limited Partner to another Loan Party) to another Loan Party for inter-company loans and advances made for working capital in the ordinary course of business provided, that the Loan Parties shall, and shall cause their respective Subsidiaries, to cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Administrative Agent and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Lenders;

                  (v) Guaranties of Indebtedness which are permitted hereunder, so long as any such Guaranties are not secured by Liens on any personal, real or mixed property of the Loan Parties or any of the Company's Subsidiaries (and in no event are Guaranties of Indebtedness or any other obligations for the direct or indirect benefit of any of the Unrestricted Subsidiaries permitted);

                  (vi) Indebtedness under the Revolving Credit Agreement in a principal amount which does not exceed the lesser of $60,000,000 and the sum of (A) 65% of the book value of the Inventory of the Company and its Subsidiaries and (B) 85% of the book value of the Receivables of the Company and its Subsidiaries;

                  (vii) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
         (i) through (vi) above) does not exceed $10,000,000 at any one time outstanding and that is subordinated to the Obligations on terms reasonably satisfactory to Administrative Agent and Documentation Agent and is not secured by Liens on any personal, real or mixed property of any of the Loan Parties or any of the Company's Subsidiaries;

                  (viii) Indebtedness which refinances in whole or in part the Senior Subordinated Notes or the Senior Discount Notes so long as: (a) the cash and non-cash interest rate payable with respect thereto does not exceed the cash and non-cash interest rate payable with respect thereto prior to such refinancing and there are no obligors for such Indebtedness other than the existing obligors with respect to the Indebtedness being refinanced, (b) interest with respect thereto is not payable more frequently than under the Senior Subordinated Notes or the Senior Discount Notes, as the case may be, (c) no principal of such Indebtedness is due or payable prior to the maturity date thereof, (d) the maturity date of such Indebtedness is no earlier than the July 1, 2006, (e) such Indebtedness is subordinated to the Indebtedness of such Loan Party under the Loan Documents pursuant to subordination provisions which are no less favorable to the Lenders than the subordination provisions existing with respect thereto on the Closing Date, as determined by the Administrative Agent and the Documentation Agent in each of their sole discretion, and (f) such Indebtedness is otherwise on terms and conditions (including, without limitation, payment terms, covenants, remedies, defaults and other material terms) no less favorable than those contained in the Senior Subordinated Note Indenture or the Senior Discount Note Indenture, as the case may be, as determined by



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

         the Administrative Agent and the Documentation Agent in each of their sole discretion; and

                  (ix) Obligations in existence on the Closing Date that become Indebtedness due to a change in GAAP after the Closing Date;

                  (x) Indebtedness resulting from any Hedging Obligations for the purpose of hedging in the ordinary course of business (and not for speculative purposes) consistent with past practices against fluctuations in commodity prices, so long as such Indebtedness is not secured by any Liens on any property or assets of the Loan Parties or their respective Subsidiaries; and

                  (xi) so long as the Net Cash Proceeds are applied to prepay the Loans in accordance with the provisions of subsection 2.4B(ii)(d), other Subordinated Indebtedness in an aggregate amount not to exceed $20,000,000.

         6.4 LIMITATIONS ON SUBSIDIARIES.

         A. LIMITATIONS ON SUBSIDIARIES. The Company shall not (A) (i) enter into any transaction with any Subsidiary of the Company, (ii) become a party to any agreement, instrument or other document with any Subsidiary of the Company,
(iii) make any loan or extend any credit to any Subsidiary of the Company or make any Investment in any Subsidiary of the Company, (iv) sell, assign or transfer any property or assets of the Company to any Subsidiary of the Company or Incur, directly or indirectly, any Indebtedness on behalf of or for the benefit of any Subsidiary of the Company, other than any such transaction, agreement, instrument or other document, or any such loan, credit or investment, that provides for payments by the Company to all Subsidiaries of the Company of less than $200,000 in the aggregate per Fiscal Year, or (B) permit any Subsidiary of the Company to create, Incur, assume, Guarantee or otherwise become or remain liable with respect to Indebtedness in a principal amount in excess of $100,000 at any time outstanding.

         B. PREFERRED STOCK. The Company shall not and shall not permit any of its Subsidiaries to issue any Preferred Stock except Preferred Stock issued to and held by the Company.

         6.5 LIMITATION ON RESTRICTED PAYMENTS.

         A. RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make or commit or agree to make any Restricted Payment other than as expressly permitted pursuant to subsection 6.5B.

         B. PERMITTED RESTRICTED PAYMENTS. The provisions of subsection 6.5A shall not prohibit:

                  (i) payments by TBC or TOD to the Company;



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

                  (ii) payments by the Company directly or indirectly to the Holding Co. or payments made directly by the Company to be used to distribute cash equal in value to the Capital Stock being repurchased, redeemed, acquired to the extent required under the ESOP, repurchase, redeem, acquire, or retire for value any Capital Stock of the Holding Co. pursuant to any stockholders' agreement, management equity subscription plan or agreement, stock option plan or agreement, or the ESOP or other employee benefit plan or agreement; provided that the aggregate amount distributed under the ESOP or the price paid, and not reimbursed, for all such repurchased, redeemed, acquired, or retired Capital Stock shall not during any Fiscal Year of the Company exceed an amount equal to (i) $1,000,000 plus (ii) the minimum required amount to be distributed and paid in cash under the ESOP;

                  (iii) payments to the Holding Co. for operating and administrative expenses in the ordinary course of business in an aggregate amount not to exceed $500,000 in any Fiscal Year;

                  (iv) a payment by the Company directly or indirectly to the Holding Co. pursuant to the Tax Sharing Agreement; provided, however, that the amount of any such payment shall not exceed the sum of (A) the amount of taxes which the Company would have been liable for on a stand-alone basis plus (B) the amount of any state net worth tax applicable to the Holding Co. because of its ownership of GP Parent, Limited Partner, the Company and the Company's Subsidiaries (but not any of the Unrestricted Subsidiaries) and if such payment is for purposes of paying taxes, such amount is used to pay taxes within five days after such payment is made and provided further that any such payments that are used for purposes of paying scheduled payments of cash interest on the Senior Discount Notes shall also be subject to the limitations in clause (v) below;

                  (v) dividends or payments by the Company to the Holding Co. (including payments made pursuant to the Tax Sharing Agreement for purposes of paying scheduled payments of cash interest on the Senior Discount Notes) to be used by the Holding Co. solely for regularly scheduled payments of cash interest in respect of the Senior Discount Notes in accordance with the terms thereof, and only to the extent required by the Senior Discount Note Indenture, provided that at the time of any such dividend or payment by the Company (a) no Event of Default or Potential Event of Default exists or would result therefrom,
         (b) the Company shall have Excess Availability in an aggregate amount of not less than $20,000,000 after giving effect to such dividend or payment, (c) such dividends or payments are applied to such regularly scheduled payments of interest within five (5) Business Days after the date of such dividend or payment, and (d) for the sixty (60) days immediately preceding the date of such dividend or payment, the Loan Parties are current with respect to payment of their other indebtedness, liabilities, and obligations in connection with their customary business practices; provided, however, that notwithstanding the foregoing, the Holding Co. shall not be required to apply such dividend or payment within such five (5) Business Days after receipt so long as (1) such dividends or payments are deposited on behalf of the Holding Co. in an account in which Administrative Agent, for the benefit of the Lenders, has a First Priority perfected security interest securing the obligations under the Parent Guaranty and has full dominion



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

         and control, (2) such dividends or payments are not applied to such cash interest in respect of the Senior Discount Notes at any time that any Event of Default or Potential Event of Default exists or would result therefrom, (3) the Company shall have Excess Availability in an aggregate amount of not less than $20,000,000 after giving effect to such deposit and such dividend or payment, (4) the aggregate amount of such dividends and payments being held at Holding Co. at any time does not exceed an amount equal to the aggregate amount of cash interest on the Senior Discount Notes in a single Fiscal Year, (5) the Company has delivered to Administrative Agent and Documentation Agent an Officer's Certificate demonstrating pro forma compliance with the covenants contained in Section 7 for the immediately succeeding two Fiscal Quarters and stating that all of the representations and warranties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date (in which case such certificate shall confirm that such representations and warranties were true and correct as of the date when deemed made), and (6) the Company shall provide Administrative Agent and Documentation Agent with not less than ten
         (10) Business Days prior written notice of such dividend or payment by the Company and any payment by the Holding Co. of interest in respect the Senior Discount Notes;

                  (vi) regularly scheduled payments of cash interest in respect of the Senior Subordinated Notes in accordance with the terms thereof, and only to the extent required by, and subject to the subordination provisions contained in the Senior Subordinated Note Indenture; and

                  (vii) on or after February 15, 2003, prepayment, redemption or repurchase of the Senior Subordinated Notes remaining outstanding after the Closing Date, provided that, (a) after any such prepayment, redemption or repurchase and for the sixty (60) day period immediately preceding any such prepayment, redemption or repurchase, the Loan Parties are current with respect to payment of their other indebtedness, liabilities, and obligations and the Company has delivered an Officer's Certificate demonstrating projected pro forma compliance with the financial covenants contained in Section 7 of this Agreement for the immediately succeeding two Fiscal Quarters, (b) after giving effect to any such prepayment, redemption or repurchase, the Company has Excess Availability in an amount not less than $30,000,000 in the aggregate, (c) no Event of Default or Potential Event of Default exists or would result therefrom (and the Administrative Agent and Documentation Agent shall have received an Officer's Certificate certifying as to the foregoing), (d) the Company has delivered to Administrative Agent and Documentation Agent an Officer's Certificate demonstrating pro forma compliance with the covenants contained in
         Section 7 for the immediately succeeding two Fiscal Quarters and stating that all of the representations and warranties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date (in which case such certificate shall confirm that such representations and warranties were true and correct as of the date when deemed made), (e) the aggregate consideration paid in connection therewith does not exceed (i)



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

         $15,000,000 plus (ii) commencing with Fiscal Year 2004, an additional $5,000,000 in each Fiscal Year plus (iii) if the ratio of Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the end of the most recently ended Fiscal Quarter to Adjusted EBITDA for the four full Fiscal Quarters most recently ended is less than 3.50 to
         1.00 (or, if the outstanding principal balance of the Term Loans is less than $40,000,000 in the aggregate, less than 4.00 to 1.00), an additional $10,000,000; provided, however, in no event shall the aggregate consideration paid in any Fiscal Year exceed $15,000,000 and
         (f) with respect to any prepayment, redemption or repurchase on or after February 15, 2003 but prior to March 31, 2003, the following additional conditions precedent have been satisfied: (i) all scheduled interest payments with respect to the Senior Subordinated Notes and Senior Discount Notes have been paid, (ii) all property tax payments with respect to the properties of the Company and its Subsidiaries that are then due and payable have been made, and (iii) substantially all turnaround expenses scheduled for January, 2003 have been paid.

         6.6 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date and described on Schedule
         6.6 annexed hereto;

                  (ii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in subsections 6.6(i) or this subsection 6.6(ii) or contained in any amendment to an agreement referred to in subsection 6.6(i) or this subsection 6.6(ii); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Lenders than encumbrances and restrictions with respect to such Subsidiary contained in the original agreements;

                  (iii) in the case of (c) above with respect to any leased property, any such encumbrance or restriction consisting of customary non-assignment provisions in leases to the extent such provisions restrict the transfer of the lease or the property leased thereunder or in purchase money financings;

                  (iv) in the case of subsection 6.6(c), restrictions contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                  (v) encumbrances or restrictions imposed by operation of applicable law.



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

         6.7 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

         A. ASSET DISPOSITION. The Loan Parties shall not, and shall not permit any of the Company's Subsidiaries to, directly or indirectly, consummate any Asset Disposition, except as follows:

                  (i) The Company and its Subsidiaries may consummate Asset Dispositions of Equipment that is obsolete or no longer useable by Company or such Subsidiary in its business in an aggregate amount not to exceed $2,000,000 per Fiscal Year so long as such Asset Dispositions are consummated in the ordinary course of the Company's or such Subsidiary's business;

                  (ii) The Company and its Subsidiaries may consummate an Asset Disposition of Non-Core Assets provided that:

                           (a) the Company or its Subsidiary receives
                  consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, and at least 85% of the consideration therefor is in the form of cash or Cash Equivalents. For purposes of this provision, the express written assumption of Indebtedness of the Company or any Subsidiary and the express written release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition are deemed to be cash or Cash Equivalents;

                           (b) an amount equal to 100% of the Net Available Cash
                  from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) to prepay, repay, redeem or purchase the Term Loans except to the extent otherwise provided in subsection 2.4(B)(ii)(a);

                           (c) the Company has Excess Availability in an amount
                  at least equal to such Net Available Cash after such sale, which minimum Excess Availability shall be reduced on a dollar for dollar basis as such Net Available Cash from such Asset Disposition is reinvested as provided in subsection 2.4(B)(ii)(a) or applied to prepay, repay, redeem or purchase the Term Loans as provided in subsection 2.4(B)(ii)(a); and

                           (d) the aggregate Net Available Cash from all such
                  Asset Dispositions of Non-Core Assets shall not exceed $20,000,000 in the aggregate during the term of this Agreement.

         B. HOUSTON FACILITY. Notwithstanding anything contained in Article VI to the contrary, the Company shall not sell, convey, pledge, hypothecate or otherwise transfer the Houston Facility (or any material portion thereof) in one transaction or a series of related transactions to one or more Persons, including, but not limited to, any Subsidiary, except for pledges or security interests granted in connection with securing Indebtedness borrowed under



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

this Agreement and the Second Priority Liens granted in connection with the Revolving Credit Agreement.

         C. REPURCHASE OF SENIOR SUBORDINATED NOTES. In the event of an Asset Disposition that requires the purchase of the Senior Subordinated Notes (and other Senior Subordinated Indebtedness), the Company will be required to purchase Senior Subordinated Notes tendered pursuant to an offer by the Company for the Senior Subordinated Notes (and other Senior Subordinated Indebtedness) in accordance with the terms of the Senior Subordinated Note Indenture.

         6.8 LIMITATION ON AFFILIATE TRANSACTIONS.

         A. AFFILIATE TRANSACTIONS. The Loan Parties shall not, and shall not permit any of the Company's Subsidiaries to, enter into, renew, extend or be a party any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Loan Parties (an "AFFILIATE TRANSACTION") except for (1) in the ordinary course of business in a manner and to the extent consistent with past practice and necessary or desirable for the prudent operations of its business for fair consideration and on terms that are no less favorable to such Loan Party or such Subsidiary of the Company than those that could be obtained at the time of such transaction in a comparable transaction on arms-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2,500,000, (i) are set forth in writing and
(ii) have been approved by a majority of the members of the Board of Directors having no material personal financial stake in such Affiliate Transaction and
(3) if such Affiliate Transaction involves an amount in excess of $5,000,000, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Loan Party or the Company's Subsidiary, as the case may be.

         B. CERTAIN TRANSACTIONS PERMITTED. The provisions of subsection 6.8A shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to subsection 6.5, or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of Capital Stock pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors or the Governing Body of the relevant Loan Parties, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by the Board of Directors or the Governing Body of the Company, (iv) loans or advances to executive officers, non-employee directors, and employees of the Loan Parties made in the ordinary course of business; provided that (A) no Potential Event of Default or Event of Default shall exist or result therefrom and (B) the aggregate amount of such loans made by the Loan Parties and outstanding at any one time shall not exceed $300,000, calculated net of any bad debt reserves and writeoffs, (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, (vi) any Affiliate Transaction between Subsidiaries of the Company, (vii) the purchase of or the payment of Indebtedness of or monies owed by the Company for goods or materials purchased, or services received, in the ordinary course of business, and (viii) the Tax Sharing Agreement; provided, however, that the aggregate amount payable by the Company pursuant thereto shall not exceed the sum of (A) the amount of taxes which the Company would have been liable for on a



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

stand-alone basis plus (B) the amount of any state net worth tax applicable to Holding Co. and GP Parent.

         6.9 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF SUBSIDIARIES. The Loan Parties shall not and shall not permit any of the Company's Subsidiaries to issue, sell or enter into any agreement or arrangement to issue or sell or otherwise dispose of any shares of Capital Stock of a Subsidiary of Holding Co. (other than any Unrestricted Subsidiary), and shall not permit any Subsidiary of Holding Co. (other than any Unrestricted Subsidiary), directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock or any Security convertible into Capital Stock except to the Company.

         6.10 PROHIBITION ON MERGERS AND LIENS.

         A. NO MERGERS. The Loan Parties shall not, and shall not permit any of the Company's Subsidiaries to, alter the corporate, capital or legal structure of any Loan Party or any of the Company's Subsidiaries, or enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except any Subsidiary of the Company may be merged with or into the Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company; provided that, in the case of such a merger, the Company shall be the continuing or surviving Person;

         B. PROHIBITION ON LIENS. Other than Permitted Encumbrances, the Loan Parties shall not and shall not permits any of the Company's Subsidiaries to:
(i) directly or indirectly, Incur or permit to exist any Lien (including Liens on the Capital Stock of its Subsidiaries), or with respect to any property or asset of any kind, whether owned at the Closing Date or thereafter acquired, other than Permitted Encumbrances, (ii) enter into or become subject to any Negative Pledge; provided that any Negative Pledge entered into in connection with a Capital Lease or purchase money Lien permitted under clause (vii) of the definition of Permitted Encumbrances shall be allowed up the amount of the Indebtedness secured by such Lien if such Negative Pledge applies only to the property or assets securing such Indebtedness.

         C. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Loan Party or any of the Company's Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.10B, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.10B.

         6.11 EXISTENCE, ETC.

                  Each Loan Party will, and will cause the Company's Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization and other jurisdictions where it is qualified to do business specified on Schedule
5.1 and all rights, licenses, permits and franchises material to its business except to the extent that any such failure could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; provided, however, that any Solvent Subsidiary of the Company may be merged with or into the Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company; provided that, in the case of such a merger, the Company shall be the continuing or surviving Person.

         6.12     PAYMENT OF TAXES AND CLAIMS.

                  A. Each Loan Party will, and will cause each of the Company's Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (ii) such proceedings conclusively operate to stay the imposition of any fine or penalty, and (iii) in the case of a tax, assessment, charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

B. No Loan Party will nor will it permit any of the Company's Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any other Loan Party or any of the Company's Subsidiaries).

         6.13 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

                  A. MAINTENANCE OF PROPERTIES. Each Loan Party will, and will cause each of the Company's Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of the Loan Parties and the Company's Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  B. INSURANCE. Each Loan Party shall maintain with financially sound and reputable insurers acceptable to the Administrative Agent and Documentation Agent or otherwise having a rating of at least A+ or better by Best Rating Guide, insurance against: (i) loss or damage by fire with extended coverage; (ii) theft, burglary, pilferage, and loss in transit; (iii) public liability and third party property damage; (iv) larceny, embezzlement, or other criminal liability; (v) business interruption; and (vi) such other hazards or of such other types as is



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

customary for Persons engaged in the same or similar business as Company and its Subsidiaries, all such insurance as the Administrative Agent or the Documentation Agent, in the reasonable discretion of each such Agent, shall specify, in amounts, and under policies acceptable to the Administrative Agent and the Documentation Agent. Each insurance policy issued as required by this Section shall cause the Administrative Agent, for the benefit of the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Administrative Agent and Documentation Agent and shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Administrative Agent in the event of cancellation of such policy for any reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the insured Person or the owner of any premises for purposes more hazardous than are permitted by such policy. Without limiting the generality of the foregoing, each Loan Party will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. All premiums for such insurance shall be paid by the Loan Parties when due, and certificate of insurance and, if requested by Administrative Agent or any Lender, photocopies of the policies shall be delivered to Administrative Agent, in each case, in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If any Loan Party fails to procure (or cause to procured) such insurance or to pay the premiums therefore when due, the Administrative Agent may, in its commercially reasonable judgment do so.

                  C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by any Loan Party or any of the Company's Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds,
         (a) so long as no Event of Default shall have occurred and be continuing and subject to subsection 2.4B(ii)(h), the Loan Party or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, the Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B;

                  (ii) Net Insurance/Condemnation Proceeds Received by the Company. Subject to subsection 2.4B(ii)(h), upon receipt by any Loan Party or any of the Company's Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance and other than with respect to all or substantially all of the Houston Facility,

                           (a) so long as no Event of Default shall have
                  occurred and be continuing, if the Net Insurance/Condemnation Proceeds in respect of a covered loss is less than $2,000,000, the Company shall, or shall cause one or more of its

                  Subsidiaries to, in the case of Net Insurance/Condemnation Proceeds from property insurance, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans as provided in subsection 2.4B;

                           (b) so long as no Event of Default shall have
                  occurred and be continuing, if the Net Insurance/Condemnation Proceeds in respect of a covered loss exceeds $2,000,000, the Company shall deposit such Net Insurance/Condemnation Proceeds in the Collateral Account, and so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of the Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received and no Event of Default or Potential Event of Default shall have occurred and be continuing, Administrative Agent shall from time to time disburse to the Company or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent and Documentation Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however, that if at any time Administrative Agent reasonably determines (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to the Company for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B; and

                           (c) if an Event of Default shall have occurred and be
                  continuing, the Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B.

                           (d) Upon receipt by any Loan Party or any of the
                  Company's Subsidiaries of any Net Insurance/Condemnation Proceeds with respect to all or substantially all of the Houston Facility, the Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B unless the Requisite Lenders otherwise agree.

                  (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Subject to subsection 2.4B(ii)(h), upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee,



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

                           (a) if and to the extent Company would have been
                  required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B;

                           (b) to the extent the foregoing clause (a) does not
                  apply and the aggregate amount of such Net
                  Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $2,000,000, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to the Company, and Company shall, or shall cause one or more of its Subsidiaries to, (A) in the case of Net Insurance/Condemnation Proceeds from property insurance, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received and (B) in the case of Net Insurance/Condemnation Proceeds from business interruption insurance, use such proceeds for general corporate purposes;

                           (c) to the extent the foregoing clause (a) does not
                  apply and the aggregate amount of such Net
                  Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $2,000,000, (A) in the case of Net Insurance/Condemnation Proceeds from property insurance, Administrative Agent shall hold such Net Insurance/Condemnation Proceeds in the Collateral Account pursuant to the terms of the Security Agreement and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of the Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received and no Event of Default or Potential Event of Default shall have occurred and be continuing, Administrative Agent shall from time to time disburse to the Company or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent and Documentation Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however, that if at any time Administrative Agent reasonably determines (a) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (b) that such repair, restoration or replacement cannot be completed with the Net

                  Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to the Company for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B and (B) in the case of Net Insurance/Condemnation Proceeds from business interruption insurance, transfer such proceeds to the Company to use for general corporate purposes.

         6.14     COMPLIANCE WITH LAWS, ETC.

         Each Loan Party shall comply, and shall cause each of the Company's Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental
Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

         6.15     ENVIRONMENTAL MATTERS.

                  A. ENVIRONMENTAL DISCLOSURE. The Company will deliver to Administrative Agent and Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of any Loan Party or any of the Company's Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. The Company shall notify the Administrative Agent of the following matters at the following times:

                           (a) Promptly after receipt of any notice of any
                  violation by any Loan Party or any of the Company's Subsidiaries of any Environmental Law which could have, or has resulted in, a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Loan Party or any of the Company's Subsidiaries is not in compliance with any Environmental Law or is investigating any Loan Party's or any of the Company's Subsidiaries compliance therewith;

                           (b) Immediately after receipt of any written notice
                  that any Loan Party or any of the Company's Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or that any Loan Party or any of the Company's Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Hazardous Materials which, in either case, is reasonably likely to give rise to liability in excess of $2,000,000;



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

                           (c) Immediately after receipt of any written notice
                  of the imposition of any Environmental Lien against any property of any Loan Party or any of the Company's Subsidiaries or any Environmental Claim;

                           (d) Prior to the undertaking thereof, any Remedial
                  Action taken by the Company or any other Person in response to
                  (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect. The Company shall take, and shall cause each of its Subsidiaries to take, prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall, upon request of the Administrative Agent, report to the Administrative Agent on such response.

                  (iii) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by any Loan Party or any of the Company's Subsidiaries that could reasonably be expected to
         (1) expose any Loan Party or any of the Company's Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of any Loan Party or any of the Company's Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by any Loan Party or any of the Company's Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Loan Party or any of the Company's Subsidiaries to any additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  B. LOAN PARTIES' ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Each Loan Party shall conduct, and shall cause each of the Company's Subsidiaries to conduct, its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, Release and disposal of any Hazardous Materials, except to the extent that may not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect. Each Loan Party shall promptly take, and shall cause each of the Company's Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by any Loan Party or the Company's Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against any Loan Party or any of the Company's Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  C. ENVIRONMENTAL INVESTIGATIONS. The Company agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Company's expense, an independent professional consultant (a "CONSULTANT") to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) if
(a) Administrative Agent reasonably believes that any Loan Party has breached any representation, warranty or covenant contained in subsections 5.13 or 6.15 or that there has been a material violation of Environmental Laws at any Facility or by any Loan Party or any of the Company's Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by any Loan Party or any of the Company's Subsidiaries, the Company shall only be obligated to use its best efforts to obtain permission for Administrative Agent's Consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, the Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right, upon not less than two Business Days' prior written notice, to enter into or onto any Facilities currently owned, leased, operated or used by any Loan Party or any of the Company's Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. The Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7C will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to the Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to the Company's use of or reliance on such report, (y) neither Administrative



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

Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to the Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

                  Without limiting the generality of the foregoing, to the extent a material change has occurred in information previously provided to the Administrative Agent regarding any Release, Remedial Action, Environmental Claim or any non-compliance with Environmental Laws, the Company shall submit to the Administrative Agent annually, or more frequently if requested by the Administrative Agent, commencing on the first anniversary date of the Closing Date, and on each anniversary date thereafter, an update of the status of each such environmental issue concerning any Loan Party or any of the Company's Subsidiaries, or any of their respective properties or operations (whether past or present), if any. The Administrative Agent or any Lender may request, in which case the Company will promptly furnish or cause to be promptly furnished to the Administrative Agent, copies of technical reports (if any) prepared by any Loan Party or any of the Company's Subsidiaries and its written communications with any Government Authority regarding any Release, Environmental Claim, alleged non-compliance or environmental liability.

         6.16 ADDITIONAL SUBSIDIARIES. No Loan Party shall, without the prior written consent of Documentation Agent, Administrative Agent and Requisite Lenders, directly or indirectly organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 4.1 annexed hereto and the Unrestricted Subsidiaries. No Subsidiary of Holding Co. (other than an Unrestricted Subsidiary or the Company) shall hold or acquire any asset other than the assets having an aggregate book value in excess of $500,000. The Company shall not make any Investment in any Subsidiary of Holding Co.

         6.17     MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                  A. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, if any Loan Party acquires any fee interest in real property or any Material Leasehold Property excluding any such Real Property Asset which requires the consent of any applicable lessor for a Lien to be granted, where such Loan Party has attempted in good faith, but are unable, to obtain such lessor's consent (any such non-excluded Real Property Asset described in the foregoing being an "ADDITIONAL MORTGAGED PROPERTY"), such Loan Party shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, surveys, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent or Documentation Agent, together with the following:

                  (i) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which an Additional



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

         Mortgaged Property is located with respect to the enforceability of the form(s) of Additional Mortgages to be recorded in such state and such other matters as Administrative Agent or Documentation Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent and Documentation Agent; and

                  (ii) Landlord Consents and Estoppels; Recorded Leasehold Interests. In the case of each Additional Mortgaged Property consisting of a Leasehold Property, the Loan Parties will use their best efforts to provide to the Administrative Agent upon the Administrative Agent's or Documentation Agent's request, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest.

                  B. REAL ESTATE APPRAISALS. The Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent or Documentation Agent in the discretion of each such Agent).

         6.18 CASH MANAGEMENT SYSTEMS. The Loan Parties shall, and shall cause each of the Company's Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent and Documentation Agent.

         6.19 FURTHER INSTRUMENTS AND ACTS. The Loan Parties shall take such action and execute, acknowledge and deliver, and cause each of the Company's Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Administrative Agent may require from time to time in order (i) to effect the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected Liens on the Collateral consisting of a First Priority Liens on the Term Primary Collateral and the Shared Collateral and a valid and perfected Second Priority Lien on the Revolver Primary Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Administrative Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes the Administrative Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes the Administrative Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.



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

         6.20     [INTENTIONALLY OMITTED]

         6.21     COVENANTS REGARDING BOOKS AND RECORDS, INSPECTION RIGHTS,
                  ETC..

         A. Keeping of Records and Books of Account. The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain, at all times, correct and complete books, records, and accounts in which complete, correct, and timely entries are made of their transactions in accordance with GAAP. The Loan Parties shall, and shall cause each of their Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP.

         B. Inspection Rights. The Loan Parties shall, and shall cause each of the Company's Subsidiaries to, permit any authorized representatives designated by Administrative Agent or the Documentation Agent (but no more than twice a year at the Company's cost and expense unless an Event of Default exists, and for any inspection conducted at any time an Event of Default exists then at the Company's cost and expense) to visit and inspect any of the properties of the Loan Parties or of any of the Company's Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion unless an Event of Default or Potential Event of Default exists), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and subject to any security clearance requirements imposed by applicable Governmental Authorities (provided, however, that at any time when an Event of Default exists, Administrative Agent and Documentation Agent may do any of the foregoing at any time during normal business hours and without advance notice). Any Lender, at such Lender's sole cost and expense, may accompany Administrative Agent on such visits and inspections.

         C. Change in Collateral; Collateral Records. Each Loan Party shall, and shall cause each of the Company's Subsidiaries to (i) give the Administrative Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 5.19H and with respect to which the Administrative Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Administrative Agent and Documentation Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon, and (iii) execute and deliver, and cause each of the Company's Subsidiaries to execute and deliver, to the Administrative Agent for the benefit of the Lenders from time to time, solely for the Administrative Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Administrative Agent may reasonably require, designating, identifying or describing the Collateral.

         D. Fiscal Year. Each Loan Party shall, and shall cause the Company's Subsidiaries to cause, the Fiscal Year their respective Fiscal Years to end on June 30 of each calendar year unless the Administrative Agent and Documentation Agent consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

         E. Change in Nature of Business. No Loan Party shall, and shall not permit any of the Company's Subsidiaries to make any change in the nature of its business from the business being conducted on the Closing Date (which business is described on Schedule 5.1C annexed hereto).

         F. Lease Obligations. The Loan Parties shall not, and shall not permit any of the Company's Subsidiaries to create, incur or suffer to exist any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any Sale/Leaseback Transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capital Lease Obligations otherwise expressly permitted by this Agreement and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and the Company's Subsidiaries in any Fiscal Year to exceed $8,000,000.

         G. Investments. No Loan Party shall make, and shall not permit any of the Company's Subsidiaries to make, any Investment other than Permitted Investments.

         6.22 CONSOLIDATED CAPITAL EXPENDITURES. The Loan Parties will not permit the Consolidated Capital Expenditures of the Company and its Subsidiaries during any Fiscal Year of the Company to exceed the amount specified corresponding to the applicable Fiscal Year end in the table below, respectively, as follows:


         Fiscal Year End                             Maximum Capital Expenditures

         June 30, 2003                               $15,500,000

         June 30, 2004                               $25,000,000

         June 30, 2005
         and each Fiscal Year ending thereafter      $29,000,000


provided that amounts allowed during any Fiscal Year which are not utilized during such Fiscal Year may be carried forward and utilized during any succeeding Fiscal Year in addition to amounts otherwise allowed during any such succeeding Fiscal Year as set forth in the preceding table.

         6.23 MODIFICATIONS OF OTHER AGREEMENTS. No Loan Party shall, and shall not permit any of the Company's Subsidiaries to (i) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of)
(A) the Revolving Credit Agreement, the Senior Subordinated Note Indenture, the Senior Discount Note Indenture or (B) any of the provisions of any of its Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations and except as expressly permitted pursuant to subsection 6.5, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or except as expressly required by the Revolving Credit Agreement, make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing except prepayments of Capital Leases or purchase money financing upon the sale or exchange of the equipment subject thereto in an aggregate amount not to exceed $1,000,000 since the Closing Date,
(iii) except as permitted by subsection 6.11, amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         6.24     REPORTING REQUIREMENTS.

         A. FINANCIAL STATEMENTS. The Company shall furnish to each Agent and each Lender:

                  (i) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets and statements of income, cash flow, and stockholders' equity for the Company and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Company and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such financial statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such financial statements prepared on a consolidated basis, accompanied by an opinion thereon, unqualified in any material respect, of independent certified public accountants of national standing selected by the Company, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Company (which accountant shall be satisfactory to the Administrative Agent and Documentation Agent) (which report shall be without (A) a

         "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default with the provisions of Section 7 and
         (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default, describing the nature thereof). The Company hereby authorizes the Administrative Agent and the Documentation Agent to communicate directly with its certified public accountants (provided that the Company is given prior notice of, and an opportunity to participate in, any such communication) and, by this provision, authorizes those accountants to disclose to the Administrative Agent and the Documentation Agent any and all financial statements and other supporting financial documents and schedules relating to the Company and its Subsidiaries and to discuss directly with the Administrative Agent and the Documentation Agent the finances and affairs of the Company and its Subsidiaries.

                  (ii) As soon as available, but in any event not later than thirty (30) days after the end of each calendar month that is not the end of a Fiscal Quarter, consolidated unaudited balance sheets of the Company and its Subsidiaries as at the end of such month, and consolidated unaudited statements of income and cash flow for the Company and its Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month.

                  (iii) As soon as available, but in any event not later than forty-five (45) days after the end of such Fiscal Quarter, consolidated and consolidating unaudited balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Quarter, and consolidated and consolidating unaudited statements of income and cash flow for the Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Company and its Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Company's budget, and prepared in accordance with GAAP (other than for presentation of footnotes and subject to normal year-end audit adjustments) applied consistently with the audited financial statements required to be delivered pursuant to this Section. The Company shall certify by a certificate signed by its chief financial officer or chief accounting officer that all such financial statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of the Company and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

                  (iv) With each of the annual audited and quarterly unaudited financial statements delivered pursuant to this Section, a certificate of the chief financial officer or



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

         chief accounting officer of the Company a Compliance Certificate (i) setting forth in reasonable detail the calculations required to establish the Company's compliance with the financial covenants set forth in Section 7 during the period covered by such financial statements and as at the end thereof and (ii) except as explained in reasonable detail in such certificate, (A) stating that the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (B) stating that no Potential Event of Default or Event of Default then exists or existed during the period covered by such financial statements, and (C) describing and analyzing in reasonable detail all material trends, changes and developments in each and all such financial statements. If such certificate discloses that a covenant has not been complied with, or that a Potential Event of Default or Event of Default existed or exists, such certificate shall set forth what action, if any, the Loan Parties have taken or propose to take with respect thereto.

                  (v) Not more than forty-five (45) days after the end of each Fiscal Year, three-year forecasts prepared by the Company (to include forecasted consolidated and consolidating balance sheets and statements of income and cash flow) for the Company and its Subsidiaries as at the end of and for each of the following three (3) Fiscal Years and for each calendar month of the current Fiscal Year.

         B. OTHER INFORMATION.

                  (i) The Company will furnish, or cause to be furnished, promptly after filing with the PBGC and the IRS or any other Government Authority, a copy of each annual report or other filing filed with respect to each Pension Plan, Multi-employer Plan or Foreign Plan of any Loan Party.

                  (ii) The Company will furnish, or cause to be furnished, promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Loan Party or any of the Company's Subsidiaries with the SEC under the Exchange Act or any other similar Government Authority pursuant to any requirement of law, and all reports, notices, or statements sent or received by any Loan Party or any of the Company's Subsidiaries to or from the holders of any equity interests of any Loan Party or any of the Company's Subsidiaries or of any Indebtedness of any Loan Party or any of the Company's Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued (other than routine non-material correspondence).

                  (iii) The Company will furnish, or cause to be furnished, as soon as available, but in any event not later than fifteen (15) days after any Loan Party's or any of the Company's Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared by any independent certified public accountants of the Company or any of its Subsidiaries.

                  (iv) The Company will furnish, or cause to be furnished, promptly after their preparation, copies of any and all proxy statements, financial statements and report which



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         Holding Co. or any other Loan Party makes available to equity holders or which are made available to any holder of any Indebtedness of any Loan Party.

                  (v) The Company will furnish, or cause to be furnished, concurrently with its delivery of such items to the agent under the Revolving Credit Agreement and/or Revolving Lenders, copies of the certificates and other information described in Section 5.2(l) of the Revolving Credit Agreement.

         C. NOTICES TO ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. The Company shall provide written notice to Administrative Agent and the Documentation Agent of the following matters and at the following times:

                  (i) As soon as possible, and in any event within three Business Days after any officer becoming aware of any Potential Event of Default or Event of Default;

                  (ii) Immediately after becoming aware of the assertion by the holder of any Indebtedness of a Loan Party or any of their respective Subsidiaries in excess of $2,000,000 that a default exists with respect thereto or that any such Person is not in compliance with the terms thereof, or the written threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (iii) Immediately after becoming aware of any event or circumstance which individually or in the aggregate could have, or has resulted in, a Material Adverse Effect;

                  (iv) Immediately after becoming aware of any pending or threatened (in writing) action, suit, proceeding, or counterclaim by any Person, or any pending or threatened (in writing) investigation by a Government Authority, which individually or in the aggregate, could have, or has resulted in, a Material Adverse Effect;

                  (v) Immediately after becoming aware of any pending or threatened (in writing) strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party or any of the Company's Subsidiaries which individually or in the aggregate, could have, or has resulted in, a Material Adverse Effect;

                  (vi) Promptly after submission to any Government Authority, all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party or any of the Company's Subsidiaries other than routine inquiries by such Government Authority which individually or in the aggregate, could have, or has resulted in, a Material Adverse Effect;

                  (vii) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Loan Party or any of the Company's Subsidiaries which individually or in the aggregate, could have, or has resulted in, a Material Adverse Effect;



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

                  (viii) Any change in any Loan Party's name as it appears in the jurisdiction of its organization, type of entity, organizational identification number, locations of Collateral, in each case at least thirty (30) days prior thereto;

                  (ix) Within ten (10) days after any Loan Party or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS or the PBGC with respect thereto;

                  (x) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC or the IRS with respect to each Pension Plan or Multiemployer Plan, (ii) a copy of each funding waiver request filed with the PBGC or the IRS with respect to any Pension or Multiemployer Plan and all communications received by any Loan Party or any ERISA Affiliate from the PBGC or the IRS with respect to such request, and
         (iii) a copy of each other filing or notice filed with the PBGC or the IRS, with respect to each Pension Plan or Multiemployer Plan by any Loan Party or any ERISA Affiliate (other than routine non-material correspondence);

                  (xi) Upon request, copies of each actuarial report for any Pension Plan or Multiemployer Plan and annual report for any Multiemployer Plan, and within three (3) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Pension Plan or Multiemployer Plan or to have a trustee appointed to administer such Pension Plan or Multiemployer Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Pension Plan under Section 401(a) of the Code; or
         (iii) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability; and within ten (10) days after the occurrence thereof: (i) any changes in the benefits of any existing Plan or Foreign Plan which increase any Loan Party's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or Foreign Plan or the commencement of contributions to any Plan or Foreign Plan to which any Loan Party or any ERISA Affiliate was not previously contributing; or (ii)any failure by any Loan Party or any ERISA Affiliate to make a required installment or any other required payment to any Plan or Foreign Plan in excess of $1,000,000 under Section 412 of the Code on or before the due date for such installment or payment;

                  (xii) Within ten (10) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any of the following events has occurred or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or
         (iii) the PBGC has instituted or will institute proceedings under
         Section 4042 of ERISA to terminate a Multi-employer Plan;



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

                  (xiii) Promptly upon becoming aware of an event or anticipated development which could constitute or result in a default or an event of default under any of the Revolving Credit Agreement, the Senior Subordinated Note Indenture or the Senior Discount Note Indenture;

                  (xiv) Immediately upon commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $2,000,000;

                  (xv) Promptly upon becoming aware that any material assumption on which the Loan Parties prepared and presented the latest financial projections delivered to Administrative Agent and the Lenders is no longer valid;

                  (xvi) At least ten Business Days before the proposed Incurrence of any Subordinated Indebtedness, a description of the proposed Subordinated Indebtedness and the purchaser thereof, and copies of all agreements, instruments and other documents to be executed in connection therewith;

                  (xvii) Promptly and in any event not more than five Business Days after any prepayment, redemption or repurchase of Senior Subordinated Notes, written notice thereof (including, without limitation, the date of such prepayment, redemption or repurchase and the total consideration paid in respect thereof), together with an Officer's Certificate, certifying (in reasonable detail) that such prepayment, redemption or repurchase was in full compliance with the provisions of subsection 6.5B(vii); and

                  (xviii) Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

         D. As soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract; and

         E. As soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party.

         6.25     POST CLOSING COVENANTS.

         A. Intellectual Property Filings. On or before the date that is ten
(10) days after the Closing Date, the Company shall provide Administrative Agent and Documentation Agent with evidence reasonably satisfactory to each of them of the filing with the United States Patent and Trademark Office (the "USPTO"), and other official offices designated by Administrative Agent or Documentation Agent, of a conversion certificate evidencing the conversion of Texas Petrochemicals Corporation to Texas Petrochemicals LP, and the recordation of such certificate against all registered trademark and service mark registrations and applications, and patents and



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

patent applications for which the owner of record is Texas Petrochemicals Corporation. The Company shall do all further acts and deliver all further documentation reasonably requested by Administrative Agent or Documentation Agent to ensure that the Company's ownership of the foregoing registrations and applications is properly reflected in the records of the USPTO.

         B. Certificate of Title. On or before the date that is ten (10) days after the Closing Date, the Company shall deliver to Administrative Agent and or cause to be filed all documents necessary to create a First Priority perfected security interest in that certain fire truck recently purchased by the Company.

         C. Warehouse/Licensor/Bailee Waivers. On or before the date that is sixty (60) days after the date the Administrative Agent provides the Company with the required form, the Company shall use its commercially reasonable efforts to deliver to Administrative Agent collateral access agreements and/or warehouse, licensor or bailee waivers, as applicable, for each of the locations at which inventory is stored described on Schedule 3(d) of the Company's perfection certificate, other than the Company's headquarters at 8600 Park Place Boulevard and the leasehold property located in Lake Charles, Louisiana, in each case in form and substance reasonably satisfactory to Administrative Agent and Documentation Agent.

SECTION 7. FINANCIAL COVENANTS

         7.1 FIXED CHARGE COVERAGE RATIO. The Loan Parties will not permit the Fixed Charge Coverage Ratio, determined for the Company and its Subsidiaries on a consolidated basis as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2002 and continuing for each Fiscal Quarter ending thereafter, to be less than the ratio specified for such period below:


         FISCAL QUARTER END                          FIXED CHARGE COVERAGE RATIO

         December 31, 2002 and March 31, 2003        0.95 to 1.00

         June 30, 2003 and each Fiscal Quarter       1.00 to 1.00
         thereafter


         7.2 SENIOR SECURED LEVERAGE RATIO. The Company shall not permit its ratio of Senior Secured Indebtedness to Adjusted EBITDA for the four full Fiscal Quarters most recently ended to exceed 2.25 to 1.0 as of the last day of any Fiscal Quarter of the Company. For purposes of this calculation, if during any period of four Fiscal Quarters the Company or any of its Subsidiaries acquires any Person (or any interest in any Person) or all or substantially all of the assets of any Person, the Adjusted EBITDA attributable to such assets or an amount equal to the percentage of ownership of the Company in such Person times the Adjusted EBITDA of such Person, for such period determined on a pro forma basis (which determination, in each case, shall be subject to approval of the Administrative Agent, not to be unreasonably withheld) may be included as Adjusted EBITDA for such period; provided that during the portion of such period that follows such acquisition, the computation in respect of the Adjusted EBITDA of such


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

Person or such assets, as the case may be, shall be made on the basis of actual (rather than pro forma) results.

SECTION 8. EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

         8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by the Company to pay any installment of principal or interest on the Loan or failure by the Company to pay any fee or any other amount due under this Agreement or any other Loan Document when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or

         8.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of any Loan Party or any of the Company's Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $2,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or

                  (ii) breach or default by any Loan Party or any of the Company's Subsidiaries with respect to any other term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                  (iii) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

                  (iv) an "Event of Default" (as such term is defined therein) occurs under the Revolving Credit Agreement, the Senior Subordinated
         Note Indenture or the Senior Discount Note Indenture.

         8.3      BREACH OF CERTAIN COVENANTS.

                  Failure of any Loan Party to perform or comply with any term or condition contained in subsection 2.4B, 2.5, 6.3 through 6.11, inclusive, 6.16, 6.22, 6.23, 6.25 or Section 7 of this Agreement or any of the negative covenants contained in any of the other Loan Documents; or

         8.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made or deemed made by or on behalf of any Loan Party or any of the Company's Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of the Company's Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be incorrect in any material respect on the date as of which made or deemed made; or

         8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall continue for more than 15 days; or

         8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC..

                  (i) A court shall enter a decree or order for relief in respect of any Loan Party or any of the Company's Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                  (ii) An involuntary case shall be commenced against any Loan Party or any of the Company's Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of the Company's Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of the Company's Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party or any of the Company's Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without being dismissed, bonded or discharged; or

         8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC..

                  (i) Any Loan Party or any of the Company's Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party or any of the Company's Subsidiaries shall make any assignment for the benefit of creditors; or

                  (ii) Any Loan Party or any of the Company's Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of any Loan Party or any of the Company's Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

         8.8      JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,000,000 or (ii) in the aggregate at any time an amount in excess of $2,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Loan Party or any of the Company's Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9      DISSOLUTION.

                  Any Loan Party shall file a certificate of dissolution under any law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up, or liquidation or shall take any corporate action in furtherance of the foregoing; or

         8.10     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events that individually or in the aggregate results in or might reasonably be expected to result in liability of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000 or any distribution to participants under the ESOP that has or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries; or

         8.11     CHANGE OF CONTROL.

                  A Change of Control shall have occurred; or

         8.12 INVALIDITY OF LOAN DOCUMENTS; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                  At any time after the execution and delivery thereof, (i) any Loan Document or any provision thereof, for any reason other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Term Primary Collateral or Shared Collateral with a fair market value of $2,000,000 or more purported to be covered by the Collateral Documents or a valid and perfected Second Priority Lien in any Revolver Primary Collateral with a fair market value of $2,000,000 or more; or (iii) the validity or enforceability of any Loan Document shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Government Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

         8.13     CONDUCT OF BUSINESS BY HOLDING CO., GP PARENT AND LIMITED
                  PARTNER.

                  GP Parent or Limited Partner (i) shall engage in any business other than as a partner in the Company (and in the case of GP Parent, the sole shareholder of Limited Partner) and entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) own any assets other than (a) the Capital Stock of the Company and (b) cash and Cash Equivalents in an amount not to exceed $750,000 at any one time for the purpose of paying general operating expenses of GP Parent and Limited Partner; or Holding Co. (i) shall engage in any business other than as a shareholder of GP Parent, Limited Partner and the Unrestricted Subsidiaries and entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party or (ii) own any assets (other than cash or Cash Equivalents) other than the Capital Stock of GP Parent, Limited Partner and the Unrestricted Subsidiaries; or

         8.14     INJUNCTIONS.

                  Any Loan Party or any of the Company's Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Government Authority from conducting all or any material part of its business for more than fifteen (15) days; or

         8.15     MATERIAL DAMAGE, CESSATION OF BUSINESS, LOSS OF LICENSE ETC.

         A. Material Damage. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

         B. Cessation of Business. Any cessation of a substantial part of the business of the Company or any of its Subsidiaries for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis; or

         C. Loss of License. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Loan Parties or any of the Company's Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

         D. Indictment. The indictment, or the threatened indictment of any Loan Party or any of the Company's Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Government Authority of any material portion of the property of such Person; or

         E. Environmental Liabilities. Any Loan Party or any of the Company's Subsidiaries shall be liable for any Environmental Claims, the payment of which could reasonably be expected to have a Material Adverse Effect; or

         F. Material Adverse Effect. An event or development occurs which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of each Lender to make any Loan, shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

SECTION 9. ADMINISTRATIVE AGENT

         9.1      APPOINTMENT.

                  A. APPOINTMENT OF ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. (i) CSFB is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative



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Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party. (ii) Regiment Capital Advisors, LLC is hereby appointed Documentation Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Documentation Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Documentation Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Documentation Agent (other than as provided in subsection 2.1D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

                  B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                  In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative



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Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                  Should any instrument in writing from the Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

         9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. (i) Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company or any other Loan Party; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. (ii) Each Lender irrevocably authorizes Documentation Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Documentation Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Documentation Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Documentation Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Documentation Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company or any other Loan Party; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Documentation Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral



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statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of the Company or any other Loan Party to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Loan Party or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

                  C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                  D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in



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connection with this Agreement and otherwise without having to account for the same to Lenders.

         9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter (provided that, Administrative Agent shall provide to Lenders such notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, and upon the reasonable request of a Lender, the Administrative Agent shall provide to such Lender any documents or reports delivered to the Administrative Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document), and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.4      RIGHT TO INDEMNITY.

                  To the extent an Agent is not reimbursed by the Loan Parties, each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and their respective officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by the Company or any other Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting solely from such Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5      SUCCESSOR ADMINISTRATIVE AGENT.

                  Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the



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right, upon five Business Days' notice to the Company, to appoint a successor
Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         9.6      COLLATERAL DOCUMENTS AND PARENT GUARANTY.

                  Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Parent Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Parent Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or Parent Guaranty or (ii) release all or any portion of the Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, or (b) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Permitted Encumbrances; provided that, in the case of a sale of such item of Collateral or stock referred to in subdivision (a), the requirements of subsection 10.14 are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Company, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Parent Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Parent Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

         9.7      DUTIES OF OTHER AGENTS.

                  To the extent any other Lender is identified in this Agreement as a "co-agent", "documentation", or "syndication" agent, except as otherwise expressly provided herein such



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Lender shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

         9.8      ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party or any of the Company's Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Lenders any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

                  Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  Each Lender hereby appoints the Administrative Agent and each other Agent and Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the



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Administrative Agent or in accordance with the Administrative Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

SECTION 10. MISCELLANEOUS

         10.1     SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN
                  LOANS .

                  A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). None of the Loan Parties' rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  B. ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Term Loan Exposure of the assigning Lender and the assignee subject to each such assignment shall not be less than $1,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents each such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500, at Administrative Agent's discretion (unless the assignee is already a Lender, an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it is not already a party to this Agreement, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including an administrative questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii) and with respect to information requested under the Patriot Act and (d), except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and, if no Event of Default has occurred and is continuing, the Company, shall have consented thereto



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

         (which consent shall not be unreasonably withheld). Upon such acceptance and recording by Administrative Agent pursuant to clause
         (ii) below, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit II annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(iv) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and, (b) record the information contained therein in the Register. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                  (iii) Deemed Consent by the Company. If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by the Company prior to such fifth Business Day.



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                  (iv) Special Purpose Funding Vehicles. Notwithstanding
         anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1B(iv), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection 10.1B(iv) may not be amended without the written consent of the SPC.

                  C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, the Company or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or
(ii) a reduction of the principal amount of or the rate of interest



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payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, the Company agrees that each Participant shall be entitled to the benefits of subsection 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsection 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with subsection 2.7B(iii) as though it were a Lender.

                  D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

                  F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

         10.2     EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for Company or any Loan Party (including any opinions reasonably requested by Administrative Agent or Lenders as to any legal matters arising hereunder) and of the Loan Parties' performance of and compliance with all agreements and conditions on its part to be performed or complied




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with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements;
(iii) all reasonable fees, expenses and disbursements of counsel to Administrative Agent and Documentation Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company or any other Loan Party; (iv) all costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent, Documentation Agent or their counsel) of obtaining and any environmental audits or reports provided for under subsection 4.1K or 6.17A;
(vi) all costs and expenses incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) intentionally deleted; (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by Administrative Agent, Documentation Agent and their counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; and (ix) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by Administrative Agent, Documentation Agent, and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other
Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; provided, however, (A) the Company's obligation to pay the costs and expenses of Documentation Agent incurred on or before to the Closing Date shall be subject to the limitations set forth in the separate letter between the Company and Documentation Agent, and (B) the Company shall not be obligated to pay any costs and expenses of Administrative Agent incurred prior to October 17, 2002 or any internal costs and expenses of Administrative Agent (including allocated cost of in-house counsel) incurred prior to the Closing Date.

         10.3     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent, Documentation Agent and Lenders, and the officers, directors, employees, agents and Affiliates of Administrative Agent, Documentation Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined);



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provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof), or
(ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of that Lender to or for the credit or the account of the Company or any other Loan Party against and on account of the Obligations of the Company or any other Loan Party to that Lender (or any Affiliate of that Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement and participations therein or any other Loan Document, irrespective of



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whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Company hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         10.5     RATABLE SHARING.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

         10.6     AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and then shall be effective only in the specific instance and for the specific purpose given; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of



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                  (a) each Lender with Obligations directly affected (whose
consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) postpone the date or reduce the amount of any scheduled payment (but not prepayment) of principal of any Loan, (3) postpone the date on which any interest or any fees are payable, and (4) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder;

                  (b) each Lender, (1) change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) release any Lien granted in favor of Administrative Agent with respect to all or any portion of the Collateral or release any Guarantor from their respective obligations under the Parent Guaranty, in each case other than in accordance with the terms of the Loan Documents, or (4) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6.

In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, and (iii) no Commitment of a Lender shall be increased without the consent of such Lender. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on Company.

         10.7     INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         10.8     NOTICES; EFFECTIVENESS OF SIGNATURES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given



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

when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.2; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

                  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

         10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in subsections 2.7, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans and the termination of this Agreement.

         10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  The rights of the Administrative Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.



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         10.11    MARSHALLING; PAYMENTS SET ASIDE.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.12    SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

To the extent permitted by law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

         10.14    RELEASE OF SECURITY INTEREST OR PARENT GUARANTY.

                  Upon the proposed sale or other disposition of any Collateral that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, for which a Loan Party desires to obtain a security interest release or a release of the Parent Guaranty from



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Administrative Agent, such Loan Party shall deliver an Officer's Certificate (i)
stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof and (ii) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Administrative Agent shall, at such Loan Party's expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer's Certificate are not true and correct and (b), if the sale or other disposition of such item of Collateral or Capital Stock constitutes an Asset Disposition, shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery of the Net Available Cash if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral, as may be reasonably requested by such Loan Party.

         10.15    APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

         10.16    CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

                  Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

         10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;




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                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

         10.18    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN



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DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE
HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.19    CONFIDENTIALITY.

                  Each Lender shall hold confidential all non-public information obtained from or relating to the Company in connection with this Agreement ("CONFIDENTIAL INFORMATION") in accordance with such Lender's customary procedures for handling Confidential Information of this nature, it being understood and agreed by the Company that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent required by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (each a "LEGAL PROCEEDING"), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder but in each case as required to exercise such remedies or to enforce such rights, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (1) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Company, (g) with the written consent of the Company, (h) to the extent such Confidential Information (1) becomes publicly available other than as a result of a breach of this subsection 10.19 or (2) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Company, or (3) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates, and such Lender agrees that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a Participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof or any disclosure requested in connection with a Legal Proceeding so that the Company may contest such request of disclosure; and provided, further that in no event shall any Agent or Lender be obligated or required to return any materials furnished by any Loan Party or any of the Company's Subsidiaries. After public announcement thereof by the Company, Administrative Agent and Lenders may disclose the existence of this Agreement (but only to the extent set forth in a public announcement by the Company) to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders. Lenders, Eligible Assignees, Participants, and the affiliates, directors, officers, employees and agents thereof, shall use the Confidential Information only for the purposes


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

contemplated by this Agreement and not for any other purposes, including trading in the Securities of the Company or Holding Co.

         10.20    COUNTERPARTS; EFFECTIVENESS.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         10.21    DESIGNATED SENIOR INDEBTEDNESS.

                  The Company hereby confirms that the Obligations constitute "Bank Indebtedness" and "Designated Senior Indebtedness" (as such terms are defined in the Senior Subordinated Note Indenture) and the Administrative Agent is the Representative (as such term is defined in the Senior Subordinated Note Indenture) for all purposes under the Senior Subordinated Note Indenture.





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                                      118

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY:

                                TEXAS PETROCHEMICALS LP


                                By:  TPC Holding Corp.,
                                     a Delaware corporation
                                     its general partner


                                     By:
                                         ---------------------------------------
                                              Carl S. Stutts
                                              Executive Vice President and Chief
                                              Financial Officer


                                Notice Address:
                                         Three Riverway, Suite 1500
                                         Houston, Texas 77056
                                         Telephone: 713-627-7474
                                         Facsimile: 713-475-5208
                                         Attention: Chief Financial Officer and
                                                    General Counsel

                  HOLDING CO.:

                                TEXAS PETROCHEMICALS HOLDINGS, INC.


                                By:
                                    --------------------------------------------
                                              Carl S. Stutts
                                              Executive Vice President and Chief
                                              Financial Officer

                                Notice Address:
                                         Three Riverway, Suite 1500
                                         Houston, Texas 77056
                                         Telephone: 713-627-7474
                                         Facsimile: 713-475-5208

                                         Attention: Chief Financial Officer and
                                                    General Counsel

                  GP PARENT:

                                TPC HOLDING CORP.


                                By:
                                    --------------------------------------------
                                              Carl S. Stutts
                                              Executive Vice President and Chief
                                              Financial Officer


                                Notice Address:
                                         Three Riverway, Suite 1500
                                         Houston, Texas 77056
                                         Telephone: 713-627-7474
                                         Facsimile: 713-475-5208
                                         Attention: Chief Financial Officer and
                                                    General Counsel


                  LIMITED PARTNER:

                                PETROCHEMICALS PARTNERSHIP HOLDINGS INC.


                                By:
                                     -------------------------------------------
                                              Brian K. Bourque
                                              President


                                Notice Address:
                                         Three Riverway, Suite 1500
                                         Houston, Texas 77056
                                         Telephone: 713-627-7474
                                         Facsimile: 713-
                                                        ----------------
                                         Attention: Chief Financial Officer and
                                                    General Counsel

                  ADMINISTRATIVE AGENT:

                                        CREDIT SUISSE FIRST BOSTON,
                                        as Administrative Agent


                                        By:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                        By:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                        Notice Address:
                                        11 Madison Avenue, 8th Floor
                                        New York, New York 10010
                                        Attention: Agency Department Manager
                                        Facsimile: (212) 325-8304


                                        Payment Instructions:
                                        Bank of New York
                                        ABA 021000018
                                        A/C Name: CSFB Agency Cayman Account
                                        A/C Number: 8900492627
                                        Reference: Texas Petrochemicals LP

                  LENDERS:


                                        CREDIT SUISSE FIRST BOSTON,
                                        CAYMAN ISLANDS BRANCH,
                                        as a Lender


                                        By:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------


                                        By:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------

                                        Notice Address:
                                        11 Madison Avenue, 10th Floor
                                        New York, New York 10010
                                        Attention: Agency Department Manager
                                        Facsimile: (212) 325-8304


                                        Payment Instructions:
                                        Bank of New York
                                        ABA 021000018
                                        A/C Name: CSFB Agency Cayman Account
                                        A/C Number: 8900492627
                                        Reference: Texas Petrochemicals LP